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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Marqeta, Inc.
(Name of Registrant as Specified In Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
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MARQETA

2024 Proxy Statement

Notice of Annual Meeting of Stockholders

June 13, 2024
11:30 AM ET

[THIS PAGE INTENTIONALLY LEFT BLANK]

Notice of Annual Meeting of Stockholders

Annual Meeting Information		Your Vote is Important
Company:	Marqeta, Inc.
Stockholders of record at the close of business on April 22, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

Even if you plan to attend the virtual Annual Meeting, we ask that you please promptly vote on the internet, by phone, or by mail. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Date:	June 13, 2024
Time:	11:30 AM ET
URL:	www.virtualshareholdermeeting.com/MQ2024
Record Date: April 22, 2024
Agenda
1.To elect the three Class III director nominees named in the Proxy Statement to hold office until the 2027 annual meeting of stockholders or until their successors are elected and qualified;
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024;
3. To approve a non-binding advisory resolution approving the compensation of our named executive officers; and		How to Vote
4. To transact such other business as may properly come before the Annual Meeting.		Online: www.provyvote.com
Proxy Materials		Phone (Toll Free): 1-800-690-6903
We have elected to provide internet access to our proxy materials in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about April 25, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the Annual Meeting materials by mail. The Proxy Statement and our 2023 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials.

Crystal Sumner
Corporate Secretary
April 25, 2024
Mail: Sign, date, and return your proxy card in the enclosed envelope.
Live at Meeting: If you attend our virtual meeting, you may vote live at the meeting.
Additional voting instructions are provided in the Proxy Statement and on your proxy card.

The Annual Meeting, including any adjournments, continuations, or postponements, will be held exclusively online via live audio webcast. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access while also saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024

Our Proxy Statement and 2023 Annual Report
are available at www.proxyvote.com

PROXY STATEMENT SUMMARY
Our board of directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders of Marqeta, Inc., including any adjournments, continuations, or postponements (the “Annual Meeting”) for the purposes set forth in this proxy statement for our Annual Meeting (the “Proxy Statement”). In this Proxy Statement, we refer to Marqeta, Inc. as “Marqeta,” the “Company,” “we,” “us,” or “our.” The contents of our websites are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the Securities and Exchange Commission (the “SEC”), and any references to our websites in this Proxy Statement are intended to be inactive textual references only, unless specifically noted otherwise.
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider when voting. Please carefully read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) before voting.

2024 Annual Meeting of Stockholders
Date and Time	Record Date	Place	Who Can Attend and Vote
June 13, 2024 11:30 AM PT	April 22, 2024	www.virtualshareholdermeeting.com/MQ2024	Stockholders of record at the close of business on April 22, 2024

Proposals and Board Recommendations
Item	Proposal	Board Recommendation	Page
1	Election of three Class III directors	FOR each nominee	23
2	Ratification of KPMG LLP as our independent registered public accounting firm	FOR	24
3	Approval on a non-binding advisory basis of the compensation of our named executive officers	FOR	27
2023 Financial and Operating Highlights
Marqeta had a transformative fiscal year 20231:
•Total processing volume increased by 34% year-over-year, from $166 billion in 2022, to $222 billion in 2023.
•Net revenue decreased by $72 million, or (10%) year-over-year, primarily driven by the Company’s contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to revenue presentation. The impact of fees owed to issuing banks and card networks related to the Cash App primary card network volume, which are netted against revenue earned from the Cash App program within Net revenue, was a reduction of $234 million, negatively impacting the growth rate by 31 percentage points. In prior periods, these costs were included within Cost of Revenue.
•Gross profit increased by $10 million, or 3% year-over-year. Gross margin was 49% for fiscal year 2023.
•Net loss increased by $38 million, or 21%, year-over-year to $223 million, primarily driven by expenses related to the Company’s Power Finance acquisition.
•Adjusted EBITDA for fiscal year 2023 was a loss of $2 million, a $40 million year-over-year improvement.
(1)See reconciliation in Annex I - Key Operating Metric and Non-GAAP Financial Measures.

Our Director Nominees
You are being asked to vote on the election of the following three Class III director nominees. Detailed information about each director can be found beginning on page 11.

Name and Principal Occupation	Age	Director Since	Independent	AC	CC	NGC	Other Public Company Boards
Alpesh Chokshi President of Banyan	60	N/A	☑				0
Srikiran (Kiran) Prasad Former Head of Product, Next Door Holdings, Inc.	47	2022	☑	☑	☑		0
Godfrey Sullivan Former President and CEO, Splunk, Inc.	70	2021	☑	☑			2
AC = Audit Committee CC = Compensation Committee NGC = Nomination and Governance Committee
Our Board of Directors
Our board of directors embodies a diverse range of viewpoints, backgrounds, and skills that are vital to its effectiveness.

Gender Diversity	Demographic Diversity	Age Diversity

80%	INDEPENDENT Directors	3	NEW DIRECTORS added since 2022
See page 11 for individual details for each director, including experience and qualifications.
Corporate Governance Highlights
Strong corporate governance practices are key to achieving our performance goals while maintaining the trust and confidence of our stockholders, customers, and other stakeholders. Our corporate governance practices are described in more detail beginning on page 16 and in our Corporate Governance Guidelines, which can be found at www.investors.marqeta.com/governance/governance-overview.

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Director Independence	80% Independent
•8 of our 10 directors are independent.
•All committees of our board of directors are composed exclusively of independent directors.
Board Leadership	Independent Lead Director
•We have a Lead Independent Director with prescribed duties.
•The Lead Independent Director serves as a liaison with management and the independent directors on topics relevant to the board of directors.
Board Risk Oversight	Active Oversight of Strategy and Enterprise Risk
•The board of directors is actively engaged in strategic planning through an integrated, risk-informed approach that supports our long-term growth.
•The audit committee meets regularly with members of management to review and discuss implementation of risk assessment and risk management policies and procedures.
Stock Ownership Requirements	Robust Director and Officer Stock Ownership Guidelines
•Within five years of joining the board of directors, our non-employee directors are expected to hold shares of Marqeta common stock equal in value to five times their annual cash retainer.
•Our Chief Executive Officer and Executive Chairman are expected to hold shares of Marqeta common stock equal in value to five times their salaries, and our other named executive officers (“NEOs”) are expected to hold shares of Marqeta common stock equal in value to 1.5 times their annual salary.

•We do not allow our employees, including our executive officers, or our directors to pledge shares as collateral or hedge the economic risk of owning shares.
Governance Matters	Strong Corporate Governance
•We have a comprehensive orientation program for new directors.
•The board of directors and its committees conduct annual self-assessments.
•The independent directors regularly meet in executive session without management present, and our Lead Independent Director presides over those sessions.
•We have no poison pill.
•Our independent directors have complete access to management.
Executive Compensation Highlights
You are being asked to vote on an advisory basis on the compensation paid to the Company’s NEOs as described in this Proxy Statement, including the Compensation Discussion & Analysis and Compensation Tables beginning on page 30.
In January 2023, the compensation committee and the board of directors approved changes to the executive officer compensation that were intended to further strengthen the alignment of pay and performance, as well as focus executives on creating long-term stockholder value. These changes included:

2023 Compensation Highlights
Adjusting base salaries and bonus targets for our NEOs to align their cash compensation with our compensation philosophy and their role within the Company; and granting long-term equity awards in the form of both restricted stock units and stock options that generally vest over multiple years and align our executive compensation with the interests of our stockholders.

3    2024 PROXY STATEMENT

Compensation Philosophy and Objectives

Our executive compensation program is designed to:
•Link pay to performance
•Encourage long-term commitment and align the interests of our executive officers with those of our stockholders by placing a substantial portion of pay at risk through performance goals
•Promote internal pay equity

•Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the Company
•Attract, develop, and retain an experienced and highly qualified executive officer team

We meet these objectives through our compensation mix, including base salary, short-term incentives, and long-term incentives.

Executive Chairman Target Compensation Mix	Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

What We Do	What We Don’t Do
•Maintain a compensation committee composed entirely of independent members of the board of directors
•Use an independent compensation consultant retained directly by the compensation committee
•Align NEO compensation with stockholder interests using equity compensation
•Use a representative peer group of comparable financial technology, internet, and software companies, as well as relevant compensation survey data, when setting executive compensation
•Risk of compensation programs Company-wide is considered by the compensation committee

•Permit any of our employees or members of the board of directors to engage in short sales, hedging, pledging, or transactions in derivatives of our securities
•Offer fixed term (vs. “at-will”) employment for our NEOs
•Provide our NEOs any deferred compensation or access to special retirement or pension plans that are not generally available to all of our employees
•Provide tax reimbursements or gross-ups on executive change-in-control payments
•Offer special health benefits: NEOs are eligible for the same health benefits as other employees
•Provide significant perquisites to NEOs

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our Annual Meeting materials over the internet. Accordingly, we have sent you the Notice of Annual Meeting of Stockholders (the “Notice”) because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the Annual Meeting materials on the website referred to in the Notice or to request a printed set of the Annual Meeting materials. Instructions on how to access the Annual Meeting materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 25, 2024 to all stockholders of record entitled to vote at the Annual Meeting. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Will I receive any other Annual Meeting materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
•Proposal No. 1: Election of the three Class III nominees for director: Alpesh Chokshi, Srikiran (Kiran) Prasad, and Godfrey Sullivan, each to hold office until our annual meeting of stockholders in 2027 and until his successor is duly elected and qualified or until his earlier death, resignation, or removal;
•Proposal No. 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•Proposal No. 3: Non-binding advisory vote on the compensation of our named executive officers.
What vote is necessary to approve each proposal and what are the board of directors’ recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the board of directors’ recommendations:

Effect of
Proposal	Board Recommendation	Required Vote	Withholding / Abstentions	Broker Non- Votes
(Proposal No. 1) Election of directors	FOR each nominee	Plurality of the voting power of the shares present in person or by proxy (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and therefore no effect
(Proposal No. 2) Ratification of KPMG LLP	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
(Proposal No. 3) Non-binding advisory vote on the compensation of our named executive officers	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not counted as entitled to vote and therefore no effect
5    2024 PROXY STATEMENT

Because Proposal No. 3 is an advisory vote, the results will not be binding on our board of directors, our compensation committee, or the Company. However, our board of directors and our compensation committee will consider the outcome of the vote on executive compensation when determining NEO compensation.
Who can vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 22, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 463,851,744 shares of Class A common stock and 54,229,499 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the brokerage, bank, or other nominee in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2024.
How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.
Will a list of stockholders of record as of the Record Date be available?
A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those who attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@marqeta.com for examination by any stockholder for any purpose relating to the Annual Meeting.
How can I vote?
Your voting options depend on how you hold your shares.
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “How can I change my vote?”
•To vote by internet in advance of the Annual Meeting, go to www.proxyvote.com and complete an electronic proxy card. Votes by internet must be received by 11:59 p.m., Eastern Time, on June 12, 2024 to be counted.
•To vote by mail in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as directed.

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•To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number from the Notice, proxy card, or instructions that accompanied your Annual Meeting materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2024 to be counted.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/MQ2024, starting at 11:30 a.m., Eastern Time, on June 13, 2024. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2024.
How can I change my vote?
If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to the Corporate Secretary at Marqeta’s address provided on page 9 of this Proxy Statement.
•Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Who will count the votes?
Votes will be counted by the inspector of elections appointed for the Annual Meeting by our board of directors.
What if I am a stockholder of record and I do not vote or I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the board of directors’ recommendations above in the question “What vote is necessary to approve each proposal and what are the board of directors’ recommendations?” If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.
What if I am a beneficial owner of shares held in “street name” and I do not submit voting instructions?
You may instruct your brokerage firm, bank, or other nominee on how to vote your shares by following the instructions they provided with the Annual Meeting materials. If you do not do so, the nominee has discretion to vote your shares only with respect to Proposal No. 2, which is considered a “routine” matter. Proposals No. 1 and 3 are not considered “routine,” and the nominee that holds your shares will not have discretionary authority to vote your shares for Proposal No. 1 and 3. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
7    2024 PROXY STATEMENT

What happens if other business comes before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee for director has consented to be a candidate and to serve if elected. Although the board of directors has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the board of directors may designate a substitute nominee or reduce the size of the board of directors. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting online via live audio webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MQ2024 by logging in with your control number. The meeting will start at 11:30 a.m., Eastern Time, on Thursday, June 13, 2024. We recommend that you log in a few minutes before 11:30 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MQ2024.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/MQ2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Annual Meeting when you log in prior to the start of the meeting. We will answer as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the Annual Meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MQ2024.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above in the question “How can I change my vote?”
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing, and mailing of the Annual Meeting materials. In addition, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians, and other institutions for their costs in forwarding the Annual Meeting materials to the street-name holders

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of our common stock. If you choose to access the Annual Meeting materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What is a quorum?
A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the meeting to a later date.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of Annual Meeting materials in the mail, one copy of our 2023 Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the Annual Meeting materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Annual Meeting materials and 2023 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s annual meeting materials and annual report, you may contact us as follows:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, California 94612
(877) 962-7738
If you are the beneficial owner of your shares, you may contact your brokerage firm, bank, or other nominee to request information about householding.
How can I sign up to receive future annual meeting materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of our annual meetings. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access annual meeting materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your brokerage firm, bank, or other nominee through which you hold your shares. Once you sign up, you will not receive a printed copy of the annual meeting materials unless you request them.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce the preliminary voting results at the Annual Meeting. Final voting results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
9    2024 PROXY STATEMENT

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed under the direction of our board of directors, which is currently composed of ten members. Eight of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered terms. At each annual meeting of stockholders, a class of directors will be elected for an approximate three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nomination and governance committee, we are nominating Alpesh Chokshi, Srikiran (Kiran) Prasad, and Godfrey Sullivan as Class III directors at the Annual Meeting. If elected, Messrs. Chokshi, Prasad, and Sullivan will each hold office until the annual meeting of stockholders to be held in 2027 and until their successors are elected and qualified or until such director’s earlier death, resignation, or removal.
The following table sets forth the names, ages as of April 22, 2024, and certain other information for each of the director nominees, continuing directors, and our departing director:

Name	Age	Independent	Title
Class III Director Nominees(1)
Alpesh Chokshi	60	X	Director Nominee
Kiran Prasad(2)(3)	47	X	Director
Godfrey Sullivan(3)	70	X	Director
Class I Directors
Arnon Dinur(4)	53	X	Director
Jason Gardner	54		Executive Chairman and Founder
Simon Khalaf	58		Director and Chief Executive Officer
Class II Directors
Najuma Atkinson(2)(4)	52	X	Director
Martha Cummings(3)(4)	63	X	Director
Judson (Jud) Linville*(2)	66	X	Lead Independent Director
Helen Riley(3)(5)	48	X	Director
Departing Director
Gerri Elliott(2)	67	X	Director
*Lead Independent Director
(1)Class III director nominees are up for election at the Annual Meeting, and will continue in office until the 2027 annual meeting of stockholders. Class I directors will continue in office until the 2025 annual meeting of stockholders. Class II directors will continue in office until the 2026 annual meeting of stockholders.
(2)Member of the compensation committee.
(3)Member of the audit committee.
(4)Member of the nomination and governance committee.
(5)Audit committee financial expert.

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Nominees for Election for Terms Expiring in 2027 (Class III)
Alpesh Chokshi
President Banyan Director Nominee Age: 60 Committees: None
Mr. Chokshi has served as President of Rotomaire, Inc., dba Banyan since January 2024. Mr Chokshi previously served as Global Head of Business Development and Strategy for Personal Banking and Wealth at Citigroup Inc. from August 2018 to December 2023. Mr. Chokshi has also served as a Senior Advisor at Long Ridge Equity Partners and Zenon since January 2024. Prior to Citigroup, he served as Head of National Accounts at Visa, a publicly traded financial technology company, from 2015 to 2018. Prior to joining Visa, Mr. Chokshi served in various leadership roles at American Express Company, a publicly traded multinational financial services corporation, from 2001 to 2015. Mr. Chokshi holds an MBA from the Wharton School, University of Pennsylvania and a Bachelor of Science in Electrical Engineering and a Bachelor of Science in Economics, both from the University of Pennsylvania.
Qualifications: We believe that Mr. Chokshi is qualified to serve as a member of our board of directors because of his experience in management and his knowledge of the global financial services industry.

Kiran Prasad
Former Head of Product Next Door Holdings, Inc. Director since: 2022 Age: 47 Committees: Compensation, Audit
Mr. Prasad has served as a member of our board of directors since September 2022. From May 2021 to November 2023, Mr. Prasad served as Head of Product at Next Door Holdings, Inc., a publicly traded internet-related services company. He previously served as Vice President of Product for LinkedIn, a networking-focused social media platform and subsidiary of Microsoft Corporation, from January 2018 to April 2021. Mr. Prasad holds a Bachelor of Science in Computer Science and Computational Mathematics from Michigan State University and a Master of Science in Computer Science from the University of Michigan.
Qualifications: We believe that Mr. Prasad is qualified to serve as a member of our board of directors because of his extensive business experience in product and technology, his experience in management, and his knowledge of the industry that we operate in.

11    2024 PROXY STATEMENT

Godfrey Sullivan
Former President and Chief Executive Officer Splunk, Inc. Director since: 2021 Age: 70 Committees: Audit
Mr. Sullivan has served on our board of directors since May 2021. Mr. Sullivan previously served as President and Chief Executive Officer of Splunk, Inc., a publicly traded big data company, from September 2008 to November 2015 and as a member of the board of directors of Splunk, Inc. from December 2011 to June 2019, including as chairman of the board of directors from December 2011 until March 2019. Mr. Sullivan has served as a member of the board of directors of CrowdStrike Holdings, Inc., a publicly traded cybersecurity company, since December 2017 and Gitlab Inc., a publicly traded devops software company, since January 2020. Mr. Sullivan previously served on the board of directors of Citrix Systems, Inc., a publicly traded enterprise software company, from February 2005 to June 2018. Mr. Sullivan holds a Bachelor of Business Administration in Real Estate and Economics from the Hankamer School of Business at Baylor University.
Qualifications: We believe Mr. Sullivan is qualified to serve as a member of our board of directors because of his extensive experience in leadership, business, and software, and his experience as a board member of several public companies.

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Incumbent Directors Whose Terms Expire in 2025 (Class I)
Arnon Dinur
Partner 83 North, Inc. Director since: 2013 Age: 53 Committees: Nomination and Governance
Mr. Dinur has served as a member of our board of directors since September 2013. Since June 2009, Mr. Dinur has served as a Partner at 83North, a venture capital firm. Mr. Dinur currently serves on the board of directors of a number of privately held companies. Mr. Dinur holds a Master of Business Administration from the University of Texas at Austin and a Bachelor of Laws and a Bachelor of Arts in Accounting from Tel Aviv University.
Qualifications: We believe that Mr. Dinur is qualified to serve as a member of our board of directors because of his experience as a seasoned venture capital investor, his experience as a current and former director of many companies, and his knowledge of the industry that we operate in.

Jason Gardner
Founder and Executive Chairman Marqeta, Inc. Director since: 2010 Age: 54 Committees: None
Mr. Gardner founded Marqeta and served as our Chief Executive Officer until January 2023. He has served as a member of our board of directors since November 2010, taking on the role of Executive Chairman in January 2023. Mr. Gardner holds a Bachelor of Arts in Political Science from Arizona State University.
Qualifications: We believe that Mr. Gardner is qualified to serve as a member of our board of directors because of his experience and perspective as our Founder and former Chief Executive Officer.

13    2024 PROXY STATEMENT

Simon Khalaf
Chief Executive Officer Marqeta, Inc. Director since: 2023 Age: 58 Committees: None
Mr. Khalaf was appointed as Chief Executive Officer of Marqeta and as a member of our board of directors in January 2023. Prior to his appointment, he had served as our Chief Product Officer since June 2022. Before joining Marqeta, Mr. Khalaf was SVP of Twilio Inc., a publicly-traded cloud communications platform developer, with responsibility for Twilio’s Core Products, from May 2019 to June 2022. From June 2017 to May 2019, Mr. Khalaf was SVP and General Manager, Media Products, at Verizon, Inc., a publicly-traded communications company. Mr. Khalaf holds a Master of Science in Electrical Engineering from Syracuse University and a Bachelor of Engineering in Electrical Engineering from American University of Beirut.
Qualifications: We believe that Mr. Khalaf is qualified to serve as a member of our board of directors because of his extensive business experience in product and technology, his experience in management and his perspective as our Chief Executive Officer, and his knowledge of the industry that we operate in.

Incumbent Directors Whose Terms Expire in 2026 (Class II)
Najuma Atkinson
Executive Vice President and Special Advisor People & Culture Hasbro, Inc. Director since: 2023 Age: 52 Committees: Compensation (Chair), Nomination and Governance
Ms. Atkinson has served as a member of our board of directors since April 2023. Ms. Atkinson has served as Executive Vice President and Special Advisor People & Culture of Hasbro, Inc., a publicly traded play and entertainment company, since April 2024 and previously served as Hasbro’s Chief People Officer from May 2022 to April 2024 and Executive Vice President of Human Resources from October 2021 to May 2022. From September 2019 to October 2021, Ms. Atkinson served as Senior Vice President of Global HR Services for Dell Technologies, Inc., a publicly traded information technology company. Prior to that, she served in various positions of responsibility at Dell Technologies in the Human Resources, Customer Experience, and Strategy functions since 1999. Ms. Atkinson holds a bachelor’s degree from Fisk University in Political Science and a master’s degree in Organizational Management from Trevecca Nazarene University.

Qualifications: We believe that Ms. Atkinson is qualified to serve as a member of our board of directors because of her extensive experience in executive leadership at several public companies.

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Martha Cummings
Former Executive Vice President, Head of Compliance, Strategy & Operations Wells Fargo Bank, N.A. Director since: 2021 Age: 63 Committees: Audit, Nomination and Governance (Chair)
Ms. Cummings has served as a member of our board of directors since January 2021. From July 2018 to March 2020, Ms. Cummings served as Executive Vice President, Head of Compliance Strategy & Operations at Wells Fargo Bank N.A., a publicly traded global financial services company. Previously, from October 2012 to June 2018, Ms. Cummings served as Senior Vice President and Senior Supervisory Officer at the Federal Reserve Bank of New York. Ms. Cummings holds a Master of Business Administration from the Wharton School of Business and a Master of Arts in International Studies from the Lauder Institute of the University of Pennsylvania and a Bachelor of Arts in Economics from the University of Minnesota.
Qualifications: We believe that Ms. Cummings is qualified to serve as a member of our board of directors because of her experience in management and her knowledge of the global financial services industry.

Jud Linville
Senior Advisor General Atlantic Lead Independent Director Director since: 2020 Age: 66 Committees: Compensation
Mr. Linville has served as a member of our board of directors since May 2020. Since October 2019, Mr. Linville has served as a Senior Advisor at General Atlantic LLC, a global growth equity firm. He previously served as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., a publicly traded global financial services institution, from November 2010 to September 2018. Mr. Linville currently serves as a member of the Board of Visitors of Duke University’s Fuqua School of Business and as a member of the Board of Trustees of Lafayette College. Mr. Linville holds a Doctor of Psychology in Clinical Psychology from the College of Medicine at Drexel University and a Bachelor of Arts in Psychology from Lafayette College.
Qualifications: We believe that Mr. Linville is qualified to serve as a member of our board of directors because of his extensive business experience in the financial industry, his experience in management, and his knowledge of the industry that we operate in.

15    2024 PROXY STATEMENT

Helen Riley
Chief Financial Officer X Development LLC Director since: 2020 Age: 48 Committees: Audit (Chair)
Ms. Riley has served as a member of our board of directors since May 2020. Since June 2015, Ms. Riley has served as the Chief Financial Officer at X Development LLC, a research and development company and subsidiary of Alphabet Inc., a publicly traded internet-related services and products company. Ms. Riley currently serves on the board of directors of Eventbrite Inc., a publicly traded global service ticketing platform. Ms. Riley holds a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Philosophy, Politics and Economics and a Master of Arts from the University of Oxford.
Qualifications: We believe that Ms. Riley is qualified to serve as a member of our board of directors because of her experience in management, knowledge of the global financial services industry, and experience as a board member of a public company.

Departing Director
Gerri Elliott
Former Executive Vice President and Chief Customer and Partner Officer Cisco Systems, Inc. Director since: 2021 Age: 67 Committees: Compensation
Ms. Elliott has served as a member of our board of directors since April 2021. She served as Executive Vice President and Chief Customer & Partner Officer at Cisco Systems, Inc., a publicly traded networking technology company, from April 2018 until her retirement in May 2022. Ms. Elliott has served on the board of directors of Whirlpool Corporation, a publicly traded home appliances company, since February 2014. Ms. Elliott was previously a director of Marvell Technology Group Ltd., a publicly traded data infrastructure company, from July 2017 to July 2018, Mimecast Limited, a publicly traded cloud services company, from November 2017 to April 2018, and Imperva, Inc., a cybersecurity company that was publicly traded until its acquisition by Thoma Bravo in 2019, from August 2015 to May 2018. Ms. Elliott holds a Bachelor of Arts in Political Science from New York University.
Ms. Elliott will be departing from our board of directors following the Annual Meeting, and we thank her for her service as a director.

Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nomination and governance committees be independent.

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Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director and director nominee and has determined that each of Mmes. Atkinson, Cummings, Elliott, and Riley and Messrs. Chokshi, Dinur, Linville, Prasad, and Sullivan is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Gardner, our Founder and former Chief Executive Officer, serves as Executive Chairman of our board of directors and holds such powers as are customarily held by the chairperson of a board of directors. Our independent directors bring experience, oversight, and expertise from outside of our Company, while Mr. Gardner and Mr. Khalaf bring company-specific experience, leadership, and insight as our Founder and Chief Executive Officer, respectively.
Independent leadership remains an important pillar of the leadership structure of our board of directors. While Marqeta’s Founder presides as Executive Chairman of the board of directors, the board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our lead independent director. Our board of directors has appointed Mr. Linville to serve as our lead independent director. Our board of directors believes that from Mr. Linville’s extensive experience in the financial industry, as well as his past experience as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., and in various leadership roles at American Express Company, he brings abundant financial expertise and business acumen that helps ensure strong and independent oversight and effective collaboration among the directors. As lead independent director, Mr. Linville presides over periodic meetings of our independent directors, serves as a liaison between the Executive Chairman of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.
We believe that the Executive Chairman role allows consistent communication and coordination throughout Marqeta as well as effective and efficient implementation of corporate strategy and is important in unifying our team members behind a single vision and supporting our Chief Executive Officer who is also a member of the board of directors.
The lead independent director provides an important balance between management and non-management directors. The board of directors believes this leadership structure strikes an appropriate balance between effective and efficient leadership and oversight by non-management directors.
Board and Stockholder Meetings

	Members	Independence	Meetings Held During 2023
Board of Directors	10	80%	10
Audit Committee	4	100%	8
Compensation Committee	4	100%	5
Nomination and Governance Committee	3	100%	4
17    2024 PROXY STATEMENT

At the regularly scheduled meetings of the board of directors, it is the practice of the board of directors to hold an executive session without management present, as well as a separate executive session with just the independent directors. At each of these sessions, the lead independent director presides over such sessions.
During the fiscal year ended December 31, 2023 (“fiscal year 2023”), each incumbent director attended at least 75% of the meetings of the board of directors and committees on which he or she served (held during the period for which he or she has been a director).
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Eight of ten members of our board of directors attended our annual meeting of stockholders held in 2023.
Committees of the Board of Directors
Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nomination and governance committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance” section of our investor relations website at https://investors.marqeta.com/governance/governance-overview.

Audit Committee	Compensation Committee	Nomination and Governance Committee
Helen Riley (Chair) Martha Cummings Kiran Prasad Godfrey Sullivan	Najuma Atkinson (Chair) Geraldine Elliott Judson Linville Kiran Prasad	Martha Cummings (Chair) Najuma Atkinson Arnon Dinur
Audit Committee. Our audit committee consists of Mmes. Cumming and Riley and Messrs. Prasad and Sullivan, with Ms. Riley serving as Chairperson. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Ms. Riley is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or other matters;
•reviewing our financial statements and our critical accounting estimates, policies, and practices;
•reviewing the adequacy of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the performance of our internal audit function.
Compensation Committee. Our compensation committee consists of Mmes. Atkinson and Elliott and Messrs. Linville, and Prasad, with Ms. Atkinson serving as Chairperson. The composition of our compensation committee meets the requirements for independence under Nasdaq listing

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standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:
•reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendation to our board of directors regarding, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Nomination and Governance Committee. Our nomination and governance committee consists of Mmes. Cummings and Atkinson and Mr. Dinur, with Ms. Cummings serving as Chairperson. The composition of our nomination and governance committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nomination and governance committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing developments in corporate governance practices;
•oversight of matters pertaining to environmental, social, and governance (“ESG”) practices and reporting;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Compensation Committee Interlocks and Insider Participation
Our compensation committee membership during fiscal year 2023 is listed above. None of the members of our compensation committee is or has been an officer or employee of Marqeta. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Diversity
The following matrix presents the gender and demographic diversity of our board of directors as of April 22, 2024:

Total Number of Directors	10
	Female	Male
Gender Identity
Directors	4	6
Demographic Background
Asian	1	1
Black or African American	1	—
White	2	5
19    2024 PROXY STATEMENT

Considerations in Evaluating Director Nominees
Our nomination and governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nomination and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and its committees. Some of the qualifications that our nomination and governance committee considers include, without limitation, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that may be appropriate in the context of the needs of the board of directors. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nomination and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nomination and governance committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nomination and governance committee to find director candidates (for which it would be paid a fee) would be instructed to take into account all of the considerations used by our nomination and governance committee. The nomination and governance committee retained Heidrick & Struggles International, Inc. (“Heidrick & Struggles”) in 2022 to assist in identifying and evaluating potential director candidates. Mr. Prasad and Mr. Chokshi were identified by Heidrick & Struggles as potential director candidates, and Mr. Prasad was appointed to serve as a member of our board of directors on September 14, 2022 while Mr. Chokshi is a director nominee at this Annual Meeting. After completing its review and evaluation of director candidates, our nomination and governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
The nomination and governance committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to our Corporate Secretary at the address listed on page 9 of this Proxy Statement, and including all information that our bylaws require for director nominations. The nomination and governance committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.
Communications with the Board of Directors
Interested parties wishing to communicate with our independent directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Corporate Secretary at our address listed on page 9 of this Proxy Statement via U.S. Mail or Expedited Delivery Service. Our Corporate Secretary or their designee will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at www.investors.marqeta.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.
Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an Insider Trading Policy that applies to all of our employees, directors, and officers. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable

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forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.
Role of the Board in Risk Oversight
Our board of directors has responsibility for the oversight of our risk management and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including platform operations, finance, legal, cybersecurity, and strategic risk.
Specifically, our audit committee oversees management of key risks, as well as our risk-management governance, policies, and processes. These key risks include risks related to: platform operations; revenue concentration; relationships with banks; financial risks; the reconciliation of funds; platform performance and reliability; and security breaches, among others. Our compensation committee oversees risks associated with our compensation policies and practices, including determining whether such policies and practices encourage excessive risk-taking; reviewing the relationship between risk management policies and compensation; and evaluating compensation policies and practices that could mitigate any such risk. Our nomination and governance committee oversees risks associated with corporate governance policies and practices, including composition of our board of directors; developments in corporate governance practices; and our ESG practices.
Non-Employee Director Compensation
Our board of directors has approved a compensation policy for our non-employee directors (the “Director Compensation Policy”), pursuant to which our non-employee directors receive the compensation described in the table below. The Director Compensation Policy was developed with input from the board of directors’ independent compensation consultant, Compensia, Inc., regarding practices and compensation levels at comparable companies. The Director Compensation Policy is designed to attract, retain, and reward non-employee directors.

Element of Compensation	Cash	Equity
Annual Cash Retainer for Service on the Board of Directors	$50,000
Initial Equity Grant upon Election to the Board		$400,000
Annual Equity Grant		$200,000
Lead Independent Director Equity Retainer		$50,000
Our non-employee Director Compensation Policy provides that each non-employee director that is elected to our board is granted a one-time restricted stock unit (“RSU”) award of our Class A common stock with a value of $400,000 (the “Initial Grant”). Furthermore, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted an RSU award of our Class A common stock with a value of $200,000 (the “Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. The Initial Grant will vest in three equal annual installments commencing on the first anniversary of the grant date, subject to continued service through the applicable vesting date. Such awards are subject to full acceleration of vesting upon a “sale event” as defined in our 2021 Stock Option and Incentive Plan (the “2021 Plan”).
The policy also provides for a $50,000 RSU award (the “LID Grant”), for annual service as the lead independent director, in addition to the $50,000 cash retainer for annual service as a member of the board of directors. The LID Grant has the same terms and conditions as the Annual Grant described above.
21    2024 PROXY STATEMENT

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof and we reimburse directors for continuing education programs under our Board Continuing Education Policy.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2023.
Fiscal Year 2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units (RSUs) ($)(1)(2)	All Other Compensation ($)	Total ($)
Najuma Atkinson(3)	35,302	599,995	—	635,297
Martha Cummings	50,000	199,998	—	249,998
Arnon Dinur(4)	—	199,998	—	199,998
Gerri Elliott	50,000	199,998	—	249,998
Jud Linville	50,000	249,995	—	299,995
Kiran Prasad	50,000	199,998	—	249,998
Helen Riley	50,000	199,998	—	249,998
Godfrey Sullivan	50,000	199,998	—	249,998
(1)This column reflects the aggregate grant date value of RSUs granted during fiscal year 2023 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that will be realized by the director upon the vesting of the RSUs, or the sale of the common stock underlying such RSUs.
(2)As of December 31, 2023, our non-employee directors held (i) outstanding options to purchase the number of shares of common stock as follows: Ms. Cummings (581,000 shares); Ms. Elliott (600,000 shares); Mr. Linville (600,000 shares); Ms. Riley (600,000 shares); and Mr. Sullivan (600,000 shares) and (ii) Mmes. Atkinson, Cummings, Elliott, and Riley and Messrs. Prasad and Sullivan each had 40,241 unvested and outstanding RSUs; and Mr. Linville had 50,301 unvested and outstanding RSUs.
(3)Ms. Atkinson was appointed to our board of directors on April 17, 2023.
(4)Prior to 2023, Mr. Dinur was unable to accept board compensation in his current role. As of the date of the 2023 annual meeting of stockholders, Mr. Dinur received the Annual Grant and began receiving cash compensation to be paid annually in arrears on a date to occur after the 2024 Annual Meeting.

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Proposal 1	Election of Directors
Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of approximately three years. At the Annual Meeting, three Class III directors will be elected to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our board of directors has nominated Alpesh Chokshi, Kiran Prasad, and Godfrey Sullivan for election as Class III directors at the Annual Meeting. If elected, each of Messrs. Chokshi, Prasad, and Sullivan will serve as Class III directors until the 2027 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. Messrs. Prasad and Sullivan are currently directors of Marqeta.
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Chokshi, Prasad, and Sullivan. We expect that Messrs. Chokshi, Prasad, and Sullivan will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your brokerage firm, bank, or other nominee, then your brokerage firm, bank, or other nominee will not have discretionary authority to vote your shares. Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
Vote Required
The election of directors requires a plurality vote of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the three nominees receiving the highest number of votes cast “FOR” will be elected. Any shares voted “WITHHOLD” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

The Board of Directors recommends a vote “FOR” the election of Messrs. Chokshi, Prasad, and Sullivan as Class III directors to serve until the 2027 annual meeting of stockholders, with each nominee to serve until his successor is elected and qualified.

23    2024 PROXY STATEMENT

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024.
At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Stockholder ratification of the appointment of KPMG is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our audit committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending December 31, 2025. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2024 if our audit committee believes that such a change would be in the best interests of Marqeta and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders. We do not expect representatives of Ernst & Young LLP (“EY”), our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by EY for our fiscal years ended December 31, 2023 and 2022.

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees(1)	$5,230,000	$5,242,000
Audit-Related Fees(2)	$—	$255,000
Tax Fees(3)	$109,350	$74,000
All Other Fees	—	—
Total Fees	$5,335,000	$5,571,000
(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the audit of internal control over financial reporting and certain other accounting consultations), and quarterly reviews of interim condensed consolidated financial statements.
(2)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” This category includes fees related to acquisition support due diligence procedures and fees related to the readiness assessment for controls under the Sarbanes-Oxley Act of 2002.
(3)“Tax Fees” related to professional services rendered in connection with tax advisory services to assist the Company with an analysis of its federal and state research tax credit claims.
Auditor Independence
In fiscal year 2023, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
Our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.

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Changes in Independent Registered Public Accounting Firm
On March 1, 2024, our audit committee dismissed EY as our independent registered public accounting firm. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Other than as described below, the reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports.
During the fiscal years ended December 31, 2023 and 2022, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for:
•The material weakness in our internal control over financial reporting as initially reported in Part I, Item 4 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 9, 2023, related to business combination accounting.
•The material weakness in our internal control over financial reporting as initially reported in Part II, Item 9A of our 2023 Annual Report related to information technology (“IT”) general controls in user access over certain IT systems that support our revenue and related financial reporting processes. As a result, the related process-level IT dependent manual controls, certain change management controls, and automated application controls for certain key IT systems were also deemed ineffective for the period ended December 31, 2023.
The above reportable events were discussed between the audit committee and EY. EY was authorized by us to respond fully to the inquiries of KPMG, the successor independent registered public accounting firm, concerning these reportable events.
We provided EY with a copy of the above disclosures as included in the Current Report on Form 8-K we filed with the SEC on March 7, 2024, and requested that EY furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in that Form 8-K and, if not, stating the respects in which it does not agree. A copy of the letter provided by EY, dated March 7, 2024, is filed as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On March 1, 2024, the audit committee approved the engagement of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024. During our two most recent fiscal years ended December 31, 2023 and 2022, neither we nor anyone acting on our behalf consulted with KPMG regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Vote Required
The ratification of the appointment of KPMG requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
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AUDIT COMMITTEE REPORT
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Marqeta specifically incorporates this report or a portion of it by reference.
The audit committee assists the board of directors in oversight of (1) the integrity of Marqeta’s financial statements, (2) Marqeta’s compliance with legal and regulatory requirements, (3) the qualifications, independence, and performance of Marqeta’s auditors engaged for the purpose of issuing an audit report or performing other audit, review, or attest services for Marqeta, (4) Marqeta’s governance, policies, and processes for monitoring and mitigating risks, and (5) the performance of Marqeta’s internal audit function. Ernst & Young LLP, Marqeta’s former independent registered public accounting firm, was responsible for auditing the financial statements prepared by management for the fiscal year ended December 31, 2023.
In connection with our review of Marqeta’s audited financial statements for the fiscal year ended December 31, 2023, we relied on reports received from Ernst & Young LLP as well as the advice and information we received during discussions with management. In this context, we hereby report as follows:
a.the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management;
b.the audit committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
c.the audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Marqeta; and
d.based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the board of directors that the audited financial statements be included in Marqeta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Members of the Audit Committee:
Helen Riley (Chairperson)
Martha Cummings
Kiran Prasad
Godfrey Sullivan

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Proposal 3	Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote). This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Please read the section titled “Executive Compensation” for information about our executive compensation program, including details of the fiscal year 2023 compensation of our named executive officers. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” this proposal, and broker non-votes will have no effect.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
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EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of April 22, 2024:

Name	Age	Title
Jason Gardner	54	Founder and Executive Chairman
Simon Khalaf	58	Chief Executive Officer
Michael (Mike) Milotich	47	Chief Financial Officer
Randall (Randy) Kern	47	Chief Product and Technology Officer
Todd Pollak	49	Chief Revenue Officer
Crystal Sumner	40	Chief Administrative Officer
Biographical information for Mr. Gardner and Mr. Khalaf is included above with the director biographies in the section titled “Board of Directors and Corporate Governance.”
Mike Milotich. Mr. Milotich has served as our Chief Financial Officer since February 2022. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and Finance from the Stern School of Business at New York University and a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.
Randy Kern. Mr. Kern has served as our Chief Technology Officer since June 2021 and has been Chief Product Officer since March 2023. Prior to joining Marqeta, Mr. Kern held positions of increasing responsibility at salesforce.com, inc., a publicly traded cloud-based customer relationship management company, from May 2014 to May 2021, including as Executive Vice President of Infrastructure Engineering and Executive Vice President, Chief Customer Technology Officer.
Todd Pollak. Mr. Pollak has served as our as Chief Revenue Officer since January 2023. Prior to joining Marqeta, Mr. Pollak was Chief Commercial Officer at Ancestry, Inc. since January 2019. Prior to Ancestry, Mr. Pollak held increasingly senior sales positions at Google since joining the company in 2005. Mr. Pollak graduated from the University of Michigan with a Bachelor of Arts in English and History.
Crystal Sumner. Ms. Sumner has served as our Chief Administrative Officer and Corporate Secretary since February 2024 and was our Chief Legal Officer, General Counsel, and Corporate Secretary from February 2023 to February 2024. Prior to Marqeta, Ms. Sumner worked at Blend Labs, Inc., a publicly traded cloud banking software company, since June 2016 in various roles including most recently as the Head of Legal, Compliance, and Risk, overseeing the legal, compliance, government relations, and information security teams. She holds a Bachelor of Arts from Texas Tech University and a Juris Doctor from UC Berkeley School of Law.

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EXECUTIVE COMPENSATION
This Executive Compensation section describes the compensation of our NEOs, for fiscal year 2023. There are no family relationships between any of our directors or executive officers.
During fiscal year 2023, our NEOs were:

Executive	Fiscal Year 2023 Title
Jason Gardner	Founder and Executive Chairman
Simon Khalaf	Chief Executive Officer and Director
Michael (Mike) Milotich	Chief Financial Officer
Randall (Randy) Kern	Chief Product and Technology Officer
Todd Pollak	Chief Revenue Officer
Crystal Sumner	Chief Legal Officer, General Counsel, and Secretary
Leadership Transitions
The executive team continued to evolve during 2023 and 2024 with these notable changes:
•Jason Gardner transitioned from CEO to Founder and Executive Chairman in February 2023
•Simon Khalaf was promoted from Chief Product Officer to Chief Executive Officer in February 2023
•Randy Kern assumed responsibilities for product and was named Chief Technology and Product Officer in March 2023
•Todd Pollak was hired in December 2022 and in February 2023 was named Chief Revenue Officer
•Crystal Sumner joined the company in February 2023 as Chief Legal Officer, General Counsel, and Corporate Secretary and in February 2024 was named Chief Administrative Officer and Corporate Secretary

29    2024 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS
Executive Summary
Business Overview and Company Performance Highlights
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards, giving its customers the ability to build more configurable and flexible payment experiences. Its modern architecture provides instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards, and authorize and settle payment transactions.
Marqeta had a transformative fiscal year 2023(1):
•Total processing volume increased by 34% year-over-year, from $166 billion in 2022, to $222 billion in 2023.
•Net revenue decreased by $72 million, or (10%) year-over-year, primarily driven by the Company’s contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to revenue presentation. The impact of fees owed to issuing banks and card networks related to the Cash App primary card network volume, which are netted against revenue earned from the Cash App program within Net revenue, was a reduction of $234 million, negatively impacting the growth rate by 31 percentage points. In prior periods, these costs were included within Cost of Revenue.
•Gross profit increased by $10 million, or 3% year-over-year. Gross margin was 49% for fiscal year 2023.
•Net loss increased by $38 million, or 21%, year-over-year to $223 million, primarily driven by expenses related to the Company’s Power Finance acquisition.
•Adjusted EBITDA for fiscal year 2023 was a loss of $2 million, a $40 million year-over-year improvement.
(1)See reconciliation in Annex I - Key Operating Metric and Non-GAAP Financial Measures.
Fiscal Year 2023 Executive Compensation Programs Summary
The compensation committee of our board of directors (the “Committee”, as referred to in this Compensation Discussion & Analysis) believes that executive compensation should be strongly linked to Company performance and the creation of long-term value for our stockholders. To incentivize long-term value creation and strong financial performance, our cash incentive and equity compensation plans for fiscal year 2023 incorporated performance metrics that aligned with the key drivers of success and the health of our business. We used the following performance metrics for our NEOs’ performance-based compensation during the year:

Year-Over-Year Revenue Growth
Gross Profit
Adjusted EBITDA
During fiscal year 2023, we made some changes to the executive team, including new hires and changes in roles. This allowed us to adjust and align compensation for each executive. These compensation decisions were based on the executive’s role with the Company, our operational and financial performance, the analysis from our independent compensation consultant, and other factors described in this Proxy Statement. The Committee made the following compensation decisions for fiscal year 2023:

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Fiscal Year 2023 Compensation
Base Salary	Adjusted base salaries for our NEOs to align their fixed cash compensation with our compensation philosophy and their role within the Company
Annual Cash Incentives
Target Bonuses: Target bonuses for our NEOs were set to align their target cash compensation with our compensation philosophy and their role within the Company

Performance Goals and Achievement: The payouts for our CEO and other NEOs were at or above target, as a result of both individual and company performance as measured by the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). Mr. Pollak participates in a commission sales plan (the “CRO Commission Plan”) under the Bonus Plan and received a payout at target. Further information on individual and company performance is discussed later in this disclosure.

Long-Term Equity Awards	Granted time-vested long-term equity awards in the form of RSUs and Stock Options
The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the annual opportunity to cast an advisory vote on our NEO compensation (a “Say-on-Pay” proposal). The Committee considered stockholder support for our NEO compensation policies and practices based on the results of our most recent Say-on-Pay proposal at the 2023 annual meeting of stockholders, and, to ensure alignment with stockholder interests, several actions were taken:
•No one-time equity grants for NEOs in fiscal year 2023; all equity grants were either granted in accordance with our annual performance cycle or were granted as part of a promotion/job change;
•No accelerated equity upon termination in 2023; and
•Performance Stock Units (“PSUs”) were implemented for NEOs beginning in fiscal year 2024 to replace the annual Stock Option grants NEOs previously received.
The Committee will continue to consider the results of future Say-on-Pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.
Consistent with the recommendation of our board of directors and the approval of our stockholders in connection with the advisory vote on the frequency of future Say-on-Pay votes conducted at our 2023 annual meeting of stockholders, we will continue to provide for annual advisory votes on the compensation of our NEOs. The next advisory vote on the frequency of future Say-on-Pay votes will occur at our 2029 annual meeting of stockholders.
Compensation Philosophy and Objectives
Our executive compensation philosophy and objective is to establish a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our business objectives, expand our business, assist in the achievement of our strategic, operational, and financial goals, and create long-term value for our stockholders. In particular, our executive compensation program is designed to:
•Recruit, reward, and retain highly qualified executive officers who have the skills and leadership necessary to grow our business;
•Align the long-term interests of stockholders and executive officers;
•Motivate our executive officers by giving them a stake in our growth and prosperity and encouraging their continued service with us; and
•Provide compensation packages that are competitive and reasonable relative to peers, the overall market, and individual performance.
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Compensation Practices
Consistent with our philosophy and to meet our objectives, we maintain the following compensation practices and policies:

What We Do	What We Don’t Do
•Maintain the Committee composed entirely of independent members of the board of directors
•Use an independent compensation consultant retained directly by the Committee
•Align NEO compensation with stockholder interests using equity compensation
•Use a representative peer group of comparable financial technology, internet, and software companies, as well as relevant compensation survey data, when setting executive compensation
•Risk of compensation programs Company-wide is considered by the Committee

•Permit any of our employees or members of the board of directors to engage in short sales, hedging, pledging, or transactions in derivatives of our securities
•Offer fixed term (vs. “at-will”) employment for our NEOs
•Provide our NEOs any deferred compensation or access to special retirement or pension plans that are not generally available to all of our employees
•Provide tax reimbursements or gross-ups on executive change-in-control payments
•Offer special health benefits: NEOs are eligible for the same health benefits as other employees
•Provide significant perquisites to NEOs

Compensation-Setting Process
The Role of Our Compensation Committee
The Committee has primary responsibility for setting the compensation of our NEOs. This includes determining each element of NEO compensation and the dollar amounts or target amounts for those elements, as well as selecting the metrics and approving the related target, threshold, and maximum levels for performance-based compensation and determining the level of actual achievement of the metrics. The Committee is also responsible for determining our peer group of companies for the purpose of comparing market levels of compensation.
The Role of Our Management Team
In making its decisions, the Committee also relies on input from our management, including the Chief Executive Officer. Members of our management team provide the Committee with perspectives and advice on selecting performance metrics and related target levels and on the composition of our compensation peer group. The Chief Executive Officer also provides the Committee with compensation recommendations based on the individual performance of each NEO and, with the assistance of benchmarked data provided by the independent compensation consultant, on market levels of compensation for each NEO given his or her functional role and scope of authority. No member of management, including the Chief Executive Officer, participates in discussions about his or her own performance or compensation.
The Role of Our Independent Compensation Consultant
Pursuant to its charter, the Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The Committee has the authority to make all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Committee. For fiscal year 2023, the Committee engaged Compensia, Inc. as its independent compensation consultant to:
•Advise the Committee on a competitive compensation framework relevant to a public company at our stage of development;
•Advise the Committee on the composition of our compensation peer group;
•Provide market analyses of the compensation of our board of directors and NEOs;

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•Provide input on the implementation of our annual cash incentive plan and equity plan;
•Provide market analyses and advise the Committee on executive hiring and certain terminations;
•Advise the Committee on public disclosures relating to our executive compensation program; and
•Assist the Committee in assessing the risks under our compensation programs.
Compensia representatives attended Committee meetings and periodically met with members of our management team in the course of carrying out its advisory work. The Committee has evaluated Compensia’s independence pursuant to Nasdaq listing standards and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Fiscal Year 2023 Compensation Peer Group
In setting NEO compensation for fiscal year 2023, the Committee reviewed compensation data from a group of public companies which we believe are comparable in size and industry to us. This peer group consisted of publicly-traded companies headquartered in the U.S. with the following characteristics:
•Generally, companies in financial technology, internet, or software industries with a preference for cloud-based companies.
•Companies with revenues between 0.5x and 2.5x of Marqeta’s and a market capitalization between 0.3x and 3.0x of Marqeta’s.
•In addition, the Committee focused on companies with strong year-over-year revenue growth, a comparable time since initial public offering (“IPO”), a B2B business model, and companies identified by management as business comparators.
In December 2022, the Committee reviewed and approved the following peer group that would be used for fiscal year 2023 compensation decisions:

Fiscal Year 2023 Peer Group
ACI Worldwide Affirm Holdings Alteryx AppFolio Avalara	Bill.com Holdings Blackline Confluent Coupa Software Elastic N.V.	Five9 Guideware Software PagerDuty Paylocity Holding Paymentus Holding	Payoneer Global Q2 Holdings Shift4 Payments Smartsheet SoFi Technologies
In August 2023, the Committee reviewed and approved the following peer group that will be used for executive compensation decisions for the fiscal year ending December 31, 2024:

Fiscal 2024 Peer Group
ACI Worldwide Affirm Holdings Alteryx AppFolio Bill.com Holdings	Blackline Confluent Elastic N.V. Five9 Guideware Software	LendingClub PagerDuty Paylocity Holding Paymentus Holding Payoneer Global	Q2 Holdings Shift4 Payments Smartsheet SoFi Technologies Zuora
The Committee refers to executive compensation surveys from Radford, an Aon Hewitt company, as needed, covering similarly situated technology companies. These surveys, as well as the peer group information, serve as data points in determining the appropriate components and amount of overall compensation. In setting the elements of compensation for our NEOs, the Committee reviewed the base salary, annual cash incentives, total target cash compensation, long-term incentives, and total direct compensation of our NEOs compared to those compensation elements for similarly situated executives at the companies in our compensation peer group. Compensia provided compensation data at the 25th, 50th, 60th, and 75th percentiles for our compensation peer group, and the Committee used this information as a reference point when making compensation decisions for our NEOs. While the Committee generally targeted data between the
33    2024 PROXY STATEMENT

60th and the 75th percentile, they did not set NEO compensation levels based solely on comparison percentiles from the comparable companies’ data. Instead, the Committee used these percentiles to evaluate the overall competitive marketplace for key talent, and relied on its own judgment in setting NEO compensation amounts after taking into consideration other relevant factors, including the scope, responsibility, and skills required of each NEO’s position, each of our NEOs’ contributions and past performance, achievement of short- and long-term objectives, the competitive market (based on an analysis of compensation peer group and survey data), and internal pay parity.
Compensation Elements
Principal Elements of Compensation; Fiscal Year 2023 Pay Mix
Consistent with our compensation objectives and our pay-for-performance philosophy described above, we compensate our NEOs in the form of base salaries, annual cash incentives, and long-term equity incentives consisting of time-based RSUs and Stock Options.
The following table describes the principal elements of our executive compensation program for fiscal year 2023:

	Pay Element	Metrics	Rationale
Base Salary	Cash	N / A	Provides a fixed and stable level of income for performance of day-to-day responsibilities.
Annual Cash Incentives	Performance-based cash incentive
The Bonus Plan is based on annual net revenue growth, gross profit, adjusted EBITDA (as described below) and Committee discretion. Payouts can also be adjusted for individual performance. The CRO Commission Plan is based on new bookings and gross profit.
Motivates achievement of key annual financial and operational goals.
Long-Term Equity Awards	Time-based RSUs	Stock price performance	Establishes alignment between Company stock price performance and employee compensation. The mix between RSUs and Stock Options balances retention and stock price growth.
	Stock Options	Stock price performance
In fiscal year 2023, (i) 42.9% of our Executive Chairman’s target total direct compensation was performance-based or variable, (ii) 96.5% of our Chief Executive Officer’s target total direct compensation was performance-based or variable and (iii) 90.2% of our other NEOs’ target total

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direct compensation was performance-based or variable and 82.4% of total direct compensation consisted of long-term equity awards.

Executive Chairman Target Compensation Mix	Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

Mr. Gardner received a long-term equity grant in April and May of 2021 (for more information see the section titled “Executive Chairman Long-Term Performance Award,” formerly known as the CEO Long-Term Performance Award). He did not receive an additional equity award in fiscal year 2023 because at the time of grant, the board of directors intended the Executive Chairman Long-Term Performance Award to be the exclusive equity award that Mr. Gardner received for a period of seven years.
Base Salary
Our base salaries allow us to attract and retain our NEOs with predictable, fixed annual cash compensation. The Committee sets base salaries for our NEOs after considering the scope, responsibility, and skills required of each NEO’s position, the competitive market (based on an analysis of compensation peer group and compensation survey data), past performance, and internal pay parity.
The Committee determined our NEOs’ base salaries for fiscal year 2023 after considering these factors and the recommendations of Messrs. Gardner and Khalaf (other than with respect to their own base salaries). Based on this consideration, the Committee adjusted our NEOs’ salaries for fiscal year 2023 as noted below in order to provide a competitive overall compensation package aligned with market levels.
The Committee approved the following annual base salary adjustments for our NEOs in 2023:

Executive	Fiscal 2022 Base Salary	Fiscal Year 2023 Base Salary	Percentage Change
Jason Gardner	$580,000	$330,000	(43.1)%
Simon Khalaf	$490,000	$575,000	17.3%
Mike Milotich	$460,000	$475,000	3.3%
Randy Kern	$430,000	$460,000	7.0%
Todd Pollak	$400,000	$400,000	—%
Crystal Sumner	N/A	$440,000	N/A
Cash Incentives
In addition to base salary, we provide our NEOs the opportunity to earn cash bonuses under the Bonus Plan. The Committee believes that a significant proportion of each NEO’s total compensation should be at-risk and based on performance, including short-term performance objectives which we incentivize with the Bonus Plan. In furtherance of that goal, the Committee seeks to set Bonus Plan goals that contain rigorous performance hurdles that must be met before target awards under the Bonus Plan can be earned. The Bonus Plan is designed to reward our
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NEOs based on performance during the full fiscal year. Our NEOs’ performance against our financial and operational goals is measured against the goals set at the beginning of the fiscal year.
Payments Under the Bonus Plan are Calculated Based on the Following Formula:

Base Salary	X	Bonus Target %	X	Bonus Funding	X	Individual Performance Factor
Payouts Can be Adjusted Up/Down Based on Committee Discretion
Mr. Pollak, as Chief Revenue Officer, does not participate in the Bonus Plan, and instead participates in the CRO Commission Plan under the Bonus Plan. As a new hire to Marqeta in December 2022, he was paid his commission at target (100% of base salary) for fiscal year 2023. Looking ahead to 2024 he will be paid a quarterly commission based on attainment of goals for new bookings and expansion and in-year customer gross profit. Each measure will be weighted 50% in calculating the commission payments.
Fiscal Year 2023 Bonus Plan Opportunities
NEOs who participate in the Bonus Plan have an established incentive target, which is equal to a percentage of his or her base salary. The actual payout under the Bonus Plan, if any, is calculated based on the bonus pool funding determined by our Company performance. An NEO’s bonus funding could range from 0% to 150% of target with individual performance allowing an additional max of 200% of payout, bringing the total maximum payout to 300% of the target bonus amount.
The Committee determined the fiscal year 2023 incentive targets after considering competitive market data from our compensation peer group, with the assistance of its compensation consultant. The Committee adjusted Mr. Gardner’s and Mr. Khalaf’s bonus targets based on their new roles in 2023 and in accordance with the relevant market data.

Executive	Fiscal Year 2022 Bonus Target (% of base salary)	Fiscal Year 2023 Bonus Target (% of base salary)
Jason Gardner	85%	75%
Simon Khalaf	75%	100%
Mike Milotich	75%	75%
Randy Kern	75%	75%
Todd Pollak(1)	N/A	N/A
Crystal Sumner	N/A	75%
(1) Mr. Pollak does not participate in the Bonus Plan, and instead participates in the CRO Commission Plan under the Bonus Plan.
Performance Metrics and Targets
For fiscal year 2023, the Committee selected the following performance metrics for the Bonus Plan to align the target bonus opportunities for our NEOs with the key drivers of our financial and operational success:

	Definition	Why Used
Year-Over-Year Revenue Growth	Revenue as reported in our audited financial statements	Primary external indicator of growth
Gross Profit	Gross Profit as reported in our audited financial statements	Indicator of growth and efficiency in our cost of revenue
Adjusted EBITDA	Gross Profit minus adjusted operating expenses, which excludes stock-based compensation, equity-related taxes, acquisition-related costs, depreciation, amortization, and bonus funding	Indicator of growth and efficiency in our cost of revenue and operating expenses

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Our actual performance in fiscal year 2023 relative to the target levels established for each of the performance metrics described above resulted in the following weighted funding percentages under the fiscal year 2023 Bonus Plan:

	Weight	Target	Actual	Overall Funding (as a % of Target)
Year-Over-Year Revenue Growth	25%	15%	22%(1)	120%
Gross Profit (in millions)	25%	$321.0	$329.5
Adjusted EBITDA (in millions)	25%	$(37.4)	$2.3(2)
Discretion	25%	N/A	N/A
1.Actual Net Revenue decreased 10% year-over-year primarily driven by the Company’s contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. For purposes of the 2023 Bonus Plan calculations, year-over-year revenue was normalized for the Cash App accounting change, resulting in 22% growth.
2.Actual Adjusted EBITDA was a loss of $2 million, a $40 million year-over-year improvement, primarily due to restructuring of the Company’s cost base and focus on efficiency. For purposes of the 2023 Bonus Plan calculations, Adjusted EBITDA excluding bonus payments was normalized for the restructuring benefit.
Fiscal Year 2023 Cash Incentive Payments
These funding percentages resulted in the following payments under the Bonus Plan or, for Mr. Pollak, the CRO Commission Plan:

Executive	Base Salary	Target Incentive	Bonus Target	Final Bonus Payout	Final Bonus Payout as a % of Target
Jason Gardner	$330,000	75%	$247,500	$247,500	100%
Simon Khalaf	$575,000	100%	$575,000	$690,000	120%
Mike Milotich	$475,000	75%	$356,250	$428,000	120%
Randy Kern	$460,000	75%	$345,000	$414,000	120%
Todd Pollak	$400,000	100%	$400,000	$400,000	100%
Crystal Sumner	$440,000	75%	$330,000	$476,000	144%
The Committee determined that the fiscal year 2023 bonus amounts reflected our strong year and growth path, driven by our executive officers, and the challenges they addressed during fiscal year 2023. If bonus payouts are adjusted for individual performance, the bonuses for:
•Mr. Gardner reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role as executive chairman, working with the board of directors and executive team providing strategic leadership and guidance.
•Mr. Khalaf reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role successfully transitioning to the role of CEO and leading the Company to achieve strategic growth targets and demonstrating effective leadership.
•Mr. Milotich reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role in optimizing financial strategies and meeting or exceeding financial goals, leading the Company on the path to sustainable growth and profitability.
•Mr. Kern reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role in leading innovative product development initiatives and developing technical solutions.
•Mr. Pollak reflected the guaranteed payment at target of his sales commission as he successfully onboarded and was promoted to the role of Chief Revenue Officer, driving revenue growth through successful client acquisitions, driving key marketing initiatives, and enhancing market position.
37    2024 PROXY STATEMENT

•Ms. Sumner reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and acting as interim Chief People Officer for approximately 8 months of the year.
Long-Term Equity Incentives
The long-term equity incentive element of our NEOs’ compensation generally consists of:
1.RSUs which, prior to the first quarter of 2023, generally vest over a four-year period subject to the recipient’s continued service with us; and
2.Stock Options which, prior to the first quarter of 2023, generally vest over a four-year period subject to the recipient’s continued service with us, but only deliver value with stock price growth from the award’s exercise price.
In the first quarter of 2023, the Company began granting RSUs and Stock Options which generally vest over a three-year period subject to the recipient’s continued service with us. The Committee believes the use of RSUs and Stock Options align the total compensation of our NEOs with stockholder value creation and motivate and reward our NEOs for effectively executing longer-term strategic, financial, and operational objectives. The Committee believes that a mix of Stock Options (which directly link our NEOs’ target total direct compensation to the performance of our stock price) and RSUs (which offer more predictable value over time) effectively align our NEOs’ compensation with the long-term interests of our stockholders while addressing our retention objectives.
Fiscal Year 2023 Equity Awards
The Committee determined to award a mix of RSUs and Stock Options to our NEOs (other than the Executive Chairman) for fiscal year 2023 as follows:

NEO Equity Mix

The Committee determined that a mix of 50% RSUs and 50% Options for our NEOs appropriately balances our goals of stockholder alignment, business execution, long-term share price growth, and NEO retention.
Mr. Gardner received a long-term equity grant in April and May of 2021 (for more information see “Executive Chairman Long-Term Performance Award,” formerly the CEO Long-Term Performance Award). He did not receive an equity award in fiscal year 2023 because at the time of grant, the board of directors intended the Executive Chairman Long-Term Performance Award to be the exclusive equity award that Mr. Gardner received for a period of seven years.
In arriving at the equity values to award to our NEOs for fiscal year 2023, the Committee considered our performance in fiscal year 2022, competitive market data for each NEO’s position, the value of each NEO’s unvested equity holdings, individual performance, and the recommendations of our Chief Executive Officer (other than with respect to himself).

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After reviewing these factors, the Committee approved the following equity awards for our NEOs for fiscal year 2023:

Executive	Total Target Equity Award	Target RSU Value	Target Stock Option Value
Jason Gardner	$0	$0	$0
Simon Khalaf	$15,250,000	$7,625,000	$7,625,000
Mike Milotich	$3,000,000	$1,500,000	$1,500,000
Randy Kern	$5,000,000	$2,500,000	$2,500,000
Todd Pollak	$2,500,000	$1,250,000	$1,250,000
Crystal Sumner	$4,600,000	$2,300,000	$2,300,000
Mr. Khalaf and Mr. Pollak received their equity grants at the time of their promotions to their new roles in January 2023. Ms. Sumner’s equity award was granted at the time of her hiring in February 2023. Mr. Milotich and Mr. Kern’s equity awards were granted in March 2023 during the regular annual equity refresh.
Prior to the first quarter of 2023, Stock Options awarded to NEOs vest over four years in equal monthly installments, and RSUs awarded to NEOs vest over four years in equal quarterly installments; both are subject to the NEO’s continued service with Marqeta. In the first quarter of 2023, the Company began granting RSUs and Stock Options which generally vest over a three-year period subject to the NEO’s continued service with us.
Beginning in 2024, the Committee has approved changing our long-term equity grants to include both RSUs and PSUs and the Company will no longer grant Stock Options. Equity awards for NEOs will be 70% RSUs and 30% PSUs. PSU goals for the fiscal year ending December 31, 2024 will be measured based on Gross Profit (70% weighting) and Adjusted EBITDA (30% weighting). Each measure will have a threshold, target, and max goal. Performance below threshold will result in no award. Additionally, if Adjusted EBITDA threshold is not met, Gross Profit payout is capped at target. Key benefits of PSU awards include:
1.Performance-Based Compensation: PSUs tie executive compensation directly to the Company's performance metrics and strategic goals.
2.Long-Term Focus: PSUs have a multi-year vesting period, encouraging executives to adopt a long-term perspective, drive sustainable business practices, and participate in the company’s value creation over time. They serve as a powerful retention tool.
3.Alignment with Stockholder Interests: By linking executive compensation to company performance, PSUs ensure that executives are incentivized to act in the best interests of stockholders.
4.Performance Evaluation and Measurement: The performance criteria for PSUs are carefully defined at the outset of the performance period, thus enabling executives to focus their efforts on achieving the specified goals.
The PSUs will be based on a one year performance period; at the conclusion of the performance period and following certification of the results, one-third of the award will vest with the remaining two-thirds vesting quarterly over the following two years.
Executive Chairman Long-Term Performance Award
In April and May 2021, our board of directors granted Stock Options to Mr. Gardner, our Executive Chairman and then-Chief Executive Officer, providing for a maximum of 19,740,923 shares and 47,267 shares of our Class B common stock, which we refer to collectively as the “Executive Chairman Long-Term Performance Award”, formerly the CEO Long-Term Performance Award. The Executive Chairman Long-Term Performance Award has an exercise price of $21.49 and $23.40 per share, respectively, which was the fair market value of our Class B common stock at the time of each grant as determined by our board of directors. The Executive Chairman Long-Term Performance Award vests over a period of up to seven years following the expiration of the lock-up period associated with our public offering on November 12, 2021, with an option term of up to 10 years from the date of grant, subject to earlier termination, including if Mr. Gardner’s service ends. The Executive Chairman Long-Term Performance Award vests subject to Mr. Gardner remaining
39    2024 PROXY STATEMENT

our chief executive officer or executive chairman of our board of directors (the “Service Condition”) through the achievement of certain performance conditions, as described below.
The Executive Chairman Long-Term Performance Award was meant to support our transition to a public company while providing a meaningful incentive to Mr. Gardner with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated. At the time of grant, the board of directors intended the Executive Chairman Long-Term Performance Award to be the exclusive equity award that Mr. Gardner receives for a period of seven years.
The Executive Chairman Long-Term Performance Award has a performance period that commenced on November 12, 2021 and expires on the earlier of the seven-year anniversary of the date of our initial public offering (June 9, 2028), a change in control of the Company, or Mr. Gardner ceasing to meet the Service Condition. Shares subject to the award that have not vested by the end of the performance period will terminate and be forfeited for no consideration.
The Executive Chairman Long-Term Performance Award is divided into seven equal tranches. The shares will be eligible to vest upon the achievement of certain “Company Common Stock Price Hurdles” during the performance period. As set forth below, 1/7th of the total number of option shares will vest and become exercisable for the applicable tranche in the table below, subject to Mr. Gardner satisfying the Service Condition through the vesting date:

Tranche	Company Common Strike Hurdle	Number of Options Eligible to Vest
1	$67.50	2,826,884
2	$78.98	2,826,884
3	$92.40	2,826,884
4	$108.11	2,826,884
5	$126.49	2,826,884
6	$147.99	2,826,884
7	$173.15	2,826,884
The Company Common Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive trading day period during the performance period equals or exceeds the “Company Common Stock Price Hurdle” set forth in the table above. There is no linear interpolation between hurdles. The Company Common Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. During fiscal year 2023, no Company Common Stock Price Hurdle was achieved.
In addition, the Executive Chairman Long-Term Performance Award has a restricted vesting period during the first four years following our initial public offering (the “Restricted Vesting Period”), such that Mr. Gardner is only eligible to vest in up to 20% of the shares of the Executive Chairman Long-Term Performance Award during each fiscal year during the Restricted Vesting Period. If multiple Company Common Stock Price Hurdles are met during such Restricted Vesting Period, the excess shares that would have vested in such fiscal year shall instead be eligible to vest on the first day of the next fiscal year subject to Mr. Gardner meeting the Service Condition through such date. This limitation shall not be applicable if there is a change in control during the Restricted Vesting Period.
In the event of a change in control of the Company, the per share acquisition price in such transaction will be used to determine whether any then-unachieved Company Common Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles).
Executive Employment Arrangements
Offer Letters
We have entered into employment offer letters with our NEOs, providing for at-will employment and setting forth initial base salaries, target bonus, and equity information, as well as eligibility to

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participate in Company benefit plans. Our NEOs are subject to our proprietary information and inventions agreement, and continue to remain subject to certain provisions of the agreement following termination.
Other Compensation Policies
Broad-Based Benefits
Our executive officers, including our NEOs, are eligible to participate in the same employee benefit programs that are generally available to other full-time employees in the U.S., including a 401(k) plan with company sponsored matching contributions; medical, dental, and vision insurance; health savings accounts; life and disability insurance; flexible spending accounts; wellness and commuter benefits; monthly stipend for home office expenses; employee stock purchase plan; and various time off and leave of absence programs. These benefits are offered to all employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
Perquisites and Other Personal Benefits
We do not consider perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to reward long-standing service to us, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Severance and Change in Control Arrangements
Our offer letters and Executive Severance Plan provide our executive officers, including NEOs, and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. See the section entitled “Potential Payments on Termination or Change of Control” in “Compensation Tables” for detailed information about these arrangements, including an estimate of the potential payments and benefits payable to our NEOs under these arrangements.
Given the nature and competitiveness of our industry, the Committee believes the severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent.
Hedging and Pledging Prohibitions
Our board of directors has adopted an Insider Trading Policy that applies to all our employees, directors, and officers. This policy prohibits hedging or monetization transactions with respect to our common stock, including using financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin, or holding it in a margin account, and pledging our shares as collateral for a loan.
Rule 10b5-1 Plans
Certain of our directors and executive officers have adopted written trading plans, also known as Exchange Act Rule 10b5-1 Plans, that provide for trading in our securities according to parameters established by the director or officer upon first entering into the plan, without subsequent direction or control by the director or officer. In limited circumstances, the director or officer may suspend or terminate his or her Rule 10b5-1 Plan. Rule 10b5-1 Plans adopted by our directors and officers (and any suspension or termination of those plans) must comply with the terms of our Insider Trading Policy. Additionally, in December 2022, the SEC adopted rules amending the affirmative defense availability and parameters for Rule 10b5-1 Plans. Our Insider Trading Policy and any Rule 10b5-1 Plans entered into subsequent to the effectiveness of the new rules conform to the new rules.
41    2024 PROXY STATEMENT

Stock Ownership Guidelines
In February 2023, our board of directors adopted mandatory stock ownership guidelines for our executive officers and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in Marqeta.
Under our guidelines, all executive officers are required to hold shares of Marqeta common stock equivalent in value to a multiple of their base salaries as set forth below. The multiples vary based on the executive officer’s role in the Company. The minimum dollar values for executive officers and non-employee directors under our current stock ownership guidelines are as follows:

CEO & Executive Chair	Other Executive Staff*	Non-Employee Directors
5.0x Base Salary	1.5x Base Salary	5.0x Board Retainer
*Includes all executive officers other than the CEO and the Executive Chair.
Our executive officers must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their date of hire (or date of promotion to a position subject to the guidelines, or to a new multiple level within the executive officer guidelines). Our non-employee directors must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their joining our board of directors. For purposes of these guidelines, stock ownership does not include un-exercised Stock Options nor unvested RSUs. If an executive officer, including the CEO and the executive chair, or a non-employee director has not met their required level of stock ownership by the required date, they will be required to hold fifty percent (after tax) of any vesting shares or exercised Stock Options until the requirement is met.
Clawback Policy
On October 26, 2022, the SEC adopted its final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the stock exchanges to establish listing standards requiring issuers to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. Nasdaq’s proposed rules were approved by the SEC in June 2023 with a compliance deadline of December 1, 2023. We issued our Compensation Recovery Policy in August 2023 in alignment with the requirements of the final rule.
Tax Deductibility of Compensation
Historically, Section 162(m) of the Internal Revenue Code (the “Code”) has limited the deductibility of compensation in excess of $1 million paid to “covered employees,” which includes our NEOs, unless the compensation qualifies as “performance-based compensation.” The Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility was considered by the Committee to be outweighed by the need for flexibility or the attainment of other objectives. The Committee monitors issues concerning the deductibility of executive compensation. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m). Accordingly, we expect that at least a portion of the compensation paid to our NEOs in excess of $1 million per officer will be non-deductible.
Compensation Risk Assessment
The Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Committee’s determination include the following:
•We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is

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designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short- and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and our longer-term success. Our RSUs have time-based vesting and certain of our employees have Stock Options that have a time-based vesting component and only provide value with stock price growth.
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.
•Incentives are capped, with the exception of sales commission plans which are limited to a percentage of deal value; we do maintain internal controls over the determination of sales incentive awards, which we believe discourages excessive risk-taking.
•Our employees are required to comply with our Code of Business Conduct and Ethics, which covers, among other things, accuracy in keeping financial and business records.
•The Committee reviews employee equity award guidelines as well as the overall annual equity budget pool. Any recommended equity award outside these guidelines (including grants to all NEOs) requires approval by the Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
•A significant portion of the compensation paid to our executive officers and the members of our board of directors is in the form of RSUs to align their interests with the interests of stockholders.
•As part of our Insider Trading Policy, we prohibit the trading of derivatives or hedging transactions involving our securities so that our board of directors, executive officers, and all other employees cannot insulate themselves from the effects of poor stock price performance or engage in trading that is not aligned with value creation for our stockholders.
43    2024 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on their review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Members of the Compensation Committee
Najuma Atkinson (Chairperson)
Gerri Elliott
Jud Linville
Kiran Prasad

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COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our NEOs during fiscal years 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Gardner(4)	2023	349,872	—	—	—	247,500	3,392	600,764
Executive Chairman	2022	580,000	—	—	—	592,000	8,634	1,180,634
	2021	350,000	—	—	223,774,512	258,125	4,794	224,387,431
Simon Khalaf(5)	2023	571,458	—	7,396,047	7,620,111	690,000	16,697	16,294,313
Chief Executive Officer	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Mike Milotich(6)(7)	2023	475,000	—	1,160,202	1,499,101	428,000	14,303	3,576,606
Chief Financial Officer	2022	292,179	100,000(6)	7,999,994	7,997,367	413,000	17,001	16,819,541
	2021	—	—	—	—	—	—	—
Randy Kern	2023	460,000		1,933,673	2,498,503	414,000	12,943	5,319,120
Chief Product and Technology Officer	2022	430,000	—	1,234,866	1,911,511	355,000	14,145	3,945,522
	2021	204,167	—	—	23,020,000	120,300	8,089	23,352,556
Todd Pollak(8)	2023	400,000	—	6,523,119	6,247,232	400,000	13,576	13,583,926
Chief Revenue Officer	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Crystal Sumner(9)	2023	390,077	85,000	1,778,981	2,298,629	476,000	14,241	5,042,928
Chief Administrative Officer and Secretary	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
(1)The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the RSUs and Stock Options awarded to our NEOs during fiscal years 2023, 2022, and 2021, calculated in accordance with FASB ASC Topic 718, except as otherwise set forth below. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock.
(2)The amounts reported in the “Non-Equity Incentive Compensation” column reflect bonuses paid to each of our NEOs under our Bonus Plan or the CRO Commission Plan, as applicable, as described more fully in the section titled “Compensation Elements” in “Compensation Discussion & Analysis” above.
(3)For fiscal year 2023, the amounts reported in the “All Other Compensation” column represent:
For Mr. Gardner, group term life insurance and stipends for pet insurance, parking, commute, connectivity, and cell phones.
For Mr. Khalaf, 401(k) matches ($11,461), group term life insurance, and stipends for parking, commute, connectivity, and cell phones
For Mr. Milotich, 401(k) matches ($11,250), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Kern, 401(k) matches ($9,710), group term life insurance, and stipends for pet insurance, identity theft monitoring, parking, commute, connectivity, and cell phones.
For Mr. Pollak, 401(k) matches ($10,524), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Ms. Sumner, 401(k) matches ($10,521), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
(4)Mr. Gardner resigned as our Chief Executive Officer and was appointed Executive Chairman in January 2023.
(5)Mr. Khalaf was appointed Chief Executive Officer in January 2023 and was not an NEO prior to fiscal year 2023.
(6)Mr. Milotich was hired as Chief Financial Officer in February 2022 and was not an NEO prior to fiscal year 2022. The amounts reported in the “Salary” and “Non-Equity Incentive Plan” columns for fiscal year 2022 reflect prorated amounts received during his first year of hire.
(7)Amount reported in the “Bonus” column represents a discretionary one-time bonus paid in connection with Mr. Milotich joining the Company in February 2022.
(8)Mr. Pollak was appointed Chief Revenue Officer in January 2023 and was not an NEO prior to fiscal year 2023.
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(9)Ms. Sumner was appointed Chief Legal Officer, General Counsel and Secretary in February 2023 and was not an NEO prior to fiscal year 2023. The amounts reported in the “Salary” and “Non-Equity Incentive Plan” columns reflect prorated amounts received during her first year of hire.
Grants of Plan-Based Awards
The following table sets forth information regarding grants of awards made to our NEOs during fiscal year 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Vesting Commencement Date	Threshold ($)	Target ($)	Maximum ($)	Number of Securities Underlying RSUs (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Jason Gardner	2/23/2024	—	—	$247,500	$742,500	—	—	—	—
	—	—	—	575,000	1,725,000	—	—	—	—
Simon Khalaf	2/15/2023	2/15/2023	—	—	—	—	1,809,272	6.38	$7,620,111
	2/15/2023	2/15/2023	—	—	—	1,159,255	—	6.38	$7,396,047
Mike Milotich	2/23/2024	—	—	356,250	1,068,750	—	—
	3/15/2023	3/15/2023	—	—	—	—	560,684	4.07	1,499,101
	3/15/2023	3/1/2023	—	—	—	285,062	—	4.07	1,160,202
Randy Kern	2/23/2024	—	—	345,000	1,035,000	—	—	—	—
	3/15/2023	3/15/2023	—	—	—	—	934,474	4.07	2,498,503
	3/15/2023	3/1/2023	—	—	—	475,104	—	4.07	1,933,673
Todd Pollak	2/23/2024	—	—	400,000	1,600,000	—	—	—	—
	1/15/2023	12/19/2022	—	—	—	—	1,156,550	6.59	4,998,031
	1/15/2023	12/1/2022	—	—	—	805,866	—	6.59	5,310,657
	2/15/2023	3/1/2023	—	—	—	—	295,480	6.38	1,249,201
	2/15/2023	3/1/2023	—	—	—	190,041	—	6.38	1,212,462
Crystal Sumner(3)	2/23/2024	—	—	345,000	1,035,000	—	—	—	—
	3/15/2023	2/13/2023	—	—	—	—	856,451	4.07	2,298,629
	3/15/2023	3/1/2023	—	—	—	437,096	—	4.07	1,778,981
(1)Represents awards granted under our Bonus Plan or the CRO Commission Plan, as applicable, in fiscal year 2023. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Actual cash incentive awards earned in fiscal year 2023 by the NEOs under the Bonus Plan or the CRO Commission Plan, as applicable, are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)Reflects grant date fair value of the Stock Options and RSUs computed in accordance with FASB ASC Topic 718, except as otherwise set forth below. The assumptions used in calculating the grant date fair value of the Stock Options and RSUs reported in this column are set forth in the notes to our consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock.

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(3)Ms. Sumner joined Marqeta in February 2023, and was eligible for a prorated bonus payout for fiscal year 2023. The amounts shown for Ms. Sumner represent the prorated amount.
Outstanding Equity Awards at Fiscal Year 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards(1)(2)							Stock Awards
Name	Grant Date	Vesting Commencement Date(3)(4)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jason Gardner	2/24/2019	2/24/2019(5)	770,557	—	—	0.40	2/23/2029	—	—
	5/5/2020	4/1/2020(5)	458,334	—	—	2.25	5/4/2030	—	—
	2/11/2021	1/1/2021(6)	1,059,639	—	—	10.48	2/10/2031	—	—
	2/11/2021	1/1/2021(5)	150,000	—	—	10.48	2/10/2031	—	—
	4/13/2021	4/13/2021(7)(8)	—	—	19,740,923	21.49	4/12/2031	—	—
	5/5/2021	5/5/2021(7)(8)	—	—	47,267	23.40	5/4/2031	—	—
Simon Khalaf	7/29/2022	6/1/2022(9)	—	—	—	—	7/28/2032	443,905	3,098,457
	7/29/2022	6/27/22(10)	438,376	730,628	—	9.59	7/28/2032	—	—
	2/15/2023	3/1/23(11)	—	—	—	—	2/14/2033	869,442	6,068,705
	2/15/2023	2/15/23(12)	502,575	1,306,697	—	6.38	2/14/2033	—	—
Mike Milotich	3/15/2022	3/1/2022(13)	—	—	—	—	3/14/2033	258,027	1,801,028
	3/15/2022	2/22/2022(14)	373,433	441,330	—	8.72	3/14/2033	—	—
	5/21/2022	2/22/2022(14)	314,746	371,972	—	9.84	5/20/2032	—	—
	5/21/2022	3/1/2022(13)	—	—	—	—	5/20/2032	228,659	1,596,040
	3/15/2023	3/1/2023(15)	—	—	—	—	3/14/2033	213,797	1,492,303
	3/15/2023	3/15/2023(16)	140,171	420,513	—	4.07	3/14/2033	—	—
Randy Kern	6/1/2021	6/1/2021(14)	2,000,000	—	—	22.00	5/31/2031	—	—
	3/15/2022	3/15/2022(17)	—	—	—	—	3/14/2032	70,807	494,233
	3/15/2022	1/1/2022(18)	187,395	203,691	—	8.72	3/14/2032	—	—
	3/15/2023	3/1/2023(15)	—	—	—	—	3/14/2033	356,328	2,487,169
	3/15/2023	3/15/2023(16)	25,958	693,742	—	4.07	3/14/2033	—	—
Todd Pollak	1/15/2023	12/01/2022(9)	—	—	—	—	1/14/2033	604,399	4,218,705
	1/15/2023	12/19/2022(10)	289,138	867,412	—	6.59	1/14/2033	—	—
	2/15/2023	3/01/2023(19)	—	—	—	—	2/14/2033	190,041	1,326,486
	2/15/2023	3/01/2023(20)	—	295,480	—	6.38	2/14/2033	—	—
Crystal Sumner	3/15/2023	3/1/2023(9)	—	—	—	—	3/14/2033	437,096	3,050,930
	3/15/2023	2/13/2023(14)	—	856,451	—	4.07	3/14/2033	—	—
(1)Stock Options granted prior to June 9, 2021 are subject to the terms of our Amended and Restated 2011 Equity Incentive Plan, as amended (the “2011 Plan”). Shares underlying each award granted under our 2011 Plan are shares of Class B common stock of the Company. Each Stock Option is immediately exercisable unless as otherwise set forth below.
(2)Stock Options granted after June 9, 2021 are subject to the terms of our 2021 Plan. Shares underlying each award granted under our 2021 Plan are shares of Class A common stock of the Company.
47    2024 PROXY STATEMENT

(3)If the NEO is terminated without Cause or resigns with Good Reason (both such terms as defined in the applicable award agreement) in either case within 3 months before or 12 months after the consummation of a Corporate Transaction (as defined in our 2011 Plan) or Sale Event (as defined in our 2021 Plan), then, subject to delivering a fully executed and effective general release of claims, 100 percent (100%) of the shares subject to the NEO’s outstanding equity awards shall vest as of such termination date (or, if later, the Corporate Transaction or Sale Event, as applicable).
(4)Quarterly vest dates are March 1, June 1, September 1, and December 1.
(5)1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(6)Fifty percent (50%) of the shares subject to the Option vest on the second anniversary of the vesting commencement date and the remaining shares subject to the Option vest in equal monthly installments over the two years thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(7)Granted pursuant to the Executive Chairman Long-Term Performance Award as described, including vesting, in the subsection titled “Executive Chairman Long-Term Performance Award” in the “Fiscal 2022 Equity Awards” section in “Compensation Discussion & Analysis” above. These grants are not immediately exercisable.
(8)In the event of a Sale Event (as such term is defined in the applicable award agreement), a particular Price Target (as such term is defined in the applicable award agreement) shall be considered achieved in connection with such Sale Event if the price per share of the Company’s common stock that Company stockholders receive in such Sale Event, or the Sale Price, as determined by the board of directors in its sole discretion, exceeds the applicable Price Target(s). If the Sale Price is less than the Price Target, the shares subject to the Option shall automatically be terminated and forfeited immediately prior to the Sale Event, unless the successor entity assumes, substitutes or continues this Option in connection with the Sale Event.
(9)Twenty-five percent (25%) of the RSUs vest on the first quarterly vest date following the one-year anniversary of the NEO’s service start date and 1/16th of the RSUs vest on each quarterly vest date thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(10)Twenty-five percent (25%) of the shares subject to the Stock Options vest on the first anniversary of the NEO’s service start date and 1/48th of the Stock Options vest each month thereafter on the same day of the month as the service start date (and if there is no corresponding day, the last day of such month), subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(11)One-twelfth (1/12th) of the RSUs vest on each quarterly vesting date that occurs after the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(12)One thirty-sixth (1/36th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(13)Twenty-five percent (25%) of the RSUs vest on the first anniversary of the vesting commencement date and 1/16th of the remaining RSUs vest on each quarterly vest date thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(14)Twenty-five (25%) of the shares subject to the Stock Option vest on the first anniversary of the vesting commencement date and 1/48 of the shares subject to the Stock Option vest monthly thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(15)One-twelfth (1/12th) of the RSUs vest on the first quarterly vest date following the vesting commencement date and 1/12th of the RSUs vest on each quarterly vest date thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(16)One thirty-sixth (1/36th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(17)One-sixteenth (1/16th) of the RSUs vest on March 21, 2022, and an additional one-sixteenth (1/16th) of the RSUs vest on each quarterly vest date thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(18)One forty-eighth (1/48th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(19)One-third (1/3rd) of the RSUs vest on the first anniversary of the vesting commencement date and 1/12th of the RSUs vest on each quarterly vest date thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(20)One-third (1/3rd) of the shares subject to the Stock Option vest on the first anniversary of the vesting commencement date and 1/36th of the shares subject to the Stock Option vest on the 15th of each month thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.

48

Option Exercises and Stock Vested
The following table sets forth the number of shares of common stock acquired during fiscal year 2023 by our NEOs upon the exercise of Stock Options or upon the vesting of RSUs, as well as the value realized upon such equity award transactions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs (#)(2)	Value Realized on Vesting of RSUs ($)(3)
Jason Gardner	—	—	—	—
Simon Khalaf	—	—	556,156	3,091,280
Mike Milotich	—	—	449,798	2,328,412
Randy Kern	207,660	373,660	154,179	883,217
Todd Pollak	—	—	201,467	1,283,345
Crystal Sumner	—	—	—	—
(1)Calculated by multiplying (i) the fair market value of Class A common stock on the exercise date, which was determined using the closing price on Nasdaq of a share of Class A common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day less the option exercise price paid for such shares of common stock, by (ii) the number of shares of common stock acquired upon exercise.
(2)Reflects the aggregate number of shares of Class A common stock underlying RSUs that vested in fiscal year 2023. Of the amounts shown for Messrs. Khalaf, Milotich, Kern, and Pollak and Ms. Sumner, 234,620, 190,569, 57,599, 84,974, and 0 shares of Class A common stock, respectively, were withheld to cover tax withholding obligations upon vesting.
(3)Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of Class A common stock on the date of vest, or if such day is a holiday, on the next trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amounts shown for Messrs. Khalaf, Milotich, Kern, and Pollak and Ms. Sumner, $1,336,097, $1,008,447, $332,703, $541,284, and $0, respectively, represents the value of shares withheld or sold to cover tax withholding obligations upon vesting.
Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Potential Payments on Termination or Change of Control
Our Executive Severance Plan provides our executive officers and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. It provides that upon (i) a termination of a participant’s employment by us for any reason other than for “cause,” death, or disability, or (ii) a resignation of employment by the participant for “good reason” (as each term is defined in the Executive Severance Plan):
(a) each participant (other than our Chief Executive Officer) will be entitled to receive (1) a lump sum cash payment equal to nine months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to nine months, and (3) a lump sum cash amount equal to 75% of the participant’s annual target bonus; and
(b) our Chief Executive Officer will be entitled to receive (1) a lump sum cash payment equal to 12 months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to 12 months, and (3) a lump sum amount equal to 100% of his/her annual target bonus.
In addition to these benefits, if such termination occurs within three months prior to, and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan, then an eligible participant will be entitled to receive the full acceleration of vesting of all outstanding and
49    2024 PROXY STATEMENT

unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions (other than continued service) will be deemed satisfied as specified in the applicable award agreements. The participant is required to execute and deliver an effective release of claims in favor of us in order receive any such severance benefits. The payments and benefits provided under the Executive Severance Plan in connection with a “change in control” may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a “change in control” would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination and a change in control under our plans and arrangements with our NEOs described above.

	Termination Without Cause or Resignation for Good Reason			In Connection with a Change in Control
Name	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)	Value of Accelerated Vesting ($)
Jason Gardner	262,404	185,625	24,721	197,085
Simon Khalaf	571,459	575,000	32,961	9,951,180
Mike Milotich	356,250	267,188	24,721	6,113,064
Randy Kern	345,000	258,750	14,585	5,020,893
Todd Pollak	300,000	300,000	24,721	6,060,770
Crystal Sumner	292,558	258,750	24,721	5,543,202

50

PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) to our NEOs and certain measures of company performance. The material that follows is provided in compliance with these rules. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made for fiscal year 2023 is described above in our "Compensation Discussion & Analysis".
The following table provides information regarding compensation actually paid to our principal executive officer (“PEO”), and other NEOs for each year from the date of our initial public offering (“IPO”) in 2021 to 2023, compared to our total shareholder return (“TSR”), from our IPO through the end of fiscal years 2022 and 2023, and our net income and our company-selected measure, gross profit, for each such year.
The CAP for the PEO and the average non-PEO NEOs is calculated by taking the total compensation shown in the Summary Compensation Table (“SCT”) and adding and subtracting certain items as described below:
SCT values LESS:
•the grant date value of equity granted during the year; and
•the fair value of awards granted during prior years that were forfeited during the applicable year;
PLUS:
•the year-end fair value of unvested equity awards granted during the year;
•the difference between the year-end fair value and the immediately prior year-end fair value for awards granted in prior years that are outstanding and unvested at the end of the year; and
•the difference between the fair value as of the vesting date and the immediately prior year-end fair value for awards granted in prior years that vested during the year.

	Summary Compensation Table Total for PEO ($)(1)(2)		Compensation Actually Paid to PEO ($)(3)				Value of Initial Fixed $100 Investment Based On:
Year	Simon Khalaf	Jason Gardner	Simon Khalaf	Jason Gardner	Average Summary Compensation Table Total for non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)(6)	Company- Selected Measure - Gross Profit ($)(7)
2023	16,294,313	600,764	21,985,328	(12,590,198)	6,880,645	15,432,318	$22.86	$141.56	(222,962)	329,514
2022	N/A	1,180,634	N/A	(96,873,981)	6,036,815	(5,614,356)	$20.02	$89.68	(184,780)	320,001
2021	N/A	224,387,431	N/A	123,182,820	16,016,142	17,010,366	$56.25	$124.90	(163,929)	231,705
(1)During fiscal year 2023, Simon Khalaf and Jason Gardner each served for a period of time as our PEO, as further described in the Compensation Discussion and Analysis, and Mr. Gardner was our PEO in fiscal years 2022 and 2021. For fiscal year 2023, our non-PEO NEOs were Mike Milotich, Randy Kern, Todd Pollak, and Crystal Sumner. For fiscal year 2022, our non-PEO NEOs were Mike Milotich, Randy Kern, Seth Weissman, Philip (Tripp) Faix, and Vidya Peters and for fiscal year 2021, our non-PEO NEOs were Randy Kern and Tripp Faix. We first became a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act in 2021.
(2)Represents the total compensation paid to our PEO and non-PEO NEOs in each listed year, as shown in our SCT for such listed year.
(3)CAP does not mean that our PEO and non-PEO NEOs realized those amounts in the listed year, but reflects adjustments to the total compensation amount shown in the SCT as shown below:
51    2024 PROXY STATEMENT

PEO SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
Simon Khalaf
2023	$16,294,313	$(15,013,082)	$20,704,097	$21,985,328
Jason Gardner
2023	$600,764	$—	$(13,190,962)	$(12,590,198)
2022	$1,180,634	$—	$(98,054,615)	$(96,873,981)
2021	$224,387,431	$(223,774,512)	$122,569,901	$123,182,820

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
2023	$6,880,645	$(4,887,264)	$8,551,672	$10,545,053
2022	$6,036,815	$(5,227,535)	$(6,423,636)	$(5,614,356)
2021	$16,016,142	$(15,549,804)	$16,544,028	$17,010,366
(i)Represents the grant date fair value of equity-based awards granted each year. We did not sponsor a pension plan for any of the years reflected in this table; therefore, no adjustments to the SCT total related to pensions was needed.
(ii)Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The Company has not paid dividends historically; thus no adjustments are made for this item. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant other than with respect to increased volatility and common stock price. As of December 31, 2023, the assumption we used for volatility was 71.69% and for the fair value of common stock was $6.98. As of December 31, 2022, the assumption we used for volatility was 60.84% and for the fair value of common stock was $6.11. As of December 31, 2021, the assumption we used for volatility was 49.59% and for the fair value of common stock was $17.17. The equity components of CAP for fiscal years 2023, 2022, and 2021 are further detailed in the supplemental tables below (due to rounding, the totals shown may not equal the precise values obtained by adding and subtracting the numbers in the column or row):

52

PEO Equity Component of CAP for FY2023:
Equity Type	Fair Value of Awards Granted in FY2023 Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards That Vested in FY2023	Fair Value as of Vesting Date for Awards Granted in FY2023 that Vested During FY2023	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2023, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Simon Khalaf
Options	$5,878,830	$2,700,839	$(172,891)	$1,666,232	$—	$10,073,010
RSUs	$6,068,705	$3,098,457	$(217,957)	$1,681,882	$—	$10,631,087
PSOs	$—	$—	$—	$—	$—	$—
Total	$11,947,535	$5,799,296	$(390,848)	$3,348,114	$—	$20,704,097
Jason Gardner
Options	$—	$220,027	$(109,122)	$—	$—	$110,905
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$—	$(13,301,867)	$—	$—	$—	$(13,301,867)
Total	$—	$(13,081,840)	$(109,122)	$—	$—	$(13,190,962)

Average Non-PEO NEOs Equity Component of CAP for FY2023:
Equity Type	Fair Value of Awards Granted in FY2023 Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards That Vested in FY2023	Fair Value as of Vesting Date for Awards Granted in FY2023 that Vested During FY2023	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2023, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$3,810,735	$279,526	$14,624	$690,178	$—	$4,795,063
RSUs	$3,143,898	$121,255	$(105,098)	$596,554	$—	$3,756,609
Total	$6,954,633	$400,781	$(90,474)	$1,286,732	$—	$8,551,672
53    2024 PROXY STATEMENT

PEO Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$—	$(11,211,569)	$(3,644,457)	$—	$—	$(14,856,026)
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$—	$(83,198,589)	$—	$—	$—	$(83,198,589)
Total	$—	$(94,410,158)	$(3,644,457)	$—	$—	$(98,054,615)

Average Non-PEO NEOs Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$1,134,796	$(2,353,527)	$(2,053,144)	$240,514	$(4,820,868)	$(7,852,229)
RSUs	$1,256,105	$—	$—	$172,488	$—	$1,428,593
Total	$2,390,900	$(2,353,527)	$(2,053,144)	$413,002	$(4,820,868)	$(6,423,636)

54

PEO Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$11,816,222	$3,419,067	$4,992,681	$568,844	$—	$20,796,814
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$101,773,087	$—	$—	$—	$—	$101,773,087
Total	$113,589,309	$3,419,067	$4,992,681	$568,844	$—	$122,569,901

Average Non-PEO NEOs Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$9,704,136	$1,915,115	$3,899,401	$284,422	$—	$15,803,074
RSUs	$—	$—	$740,955	$—	$—	$740,955
Total	$9,704,136	$1,915,115	$4,640,356	$284,422	$—	$16,544,029
(4)TSR is as reflected in our 2023 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021, the effective date of our IPO.
(5)The peer group used is the S&P Information Technology Index as reflected in our 2023 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021.
(6)The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements for each listed year.
(7)In the Company's assessment, gross profit is the most important financial performance measure (not already required to be disclosed in the Pay versus Performance table) used by the Company in 2023 to link CAP to performance.
Table of Measures That are Most Important to Link CAP to Performance in Fiscal Year 2023
The following measures reflect the Company’s most important financial performance measures we used to link CAP for fiscal year 2023 to our performance (listed in no particular order of importance), as further described and defined in the section titled “Compensation Discussion & Analysis.”

Most Important Performance Metrics for 2023
Year-Over-Year Net Revenue Growth
Gross Profit
Adjusted EBITDA
Description of Relationships Between CAP and Performance
We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the CAP tracks well to the performance measures disclosed in such tables. The graphs
55    2024 PROXY STATEMENT

below describe, in a manner compliant with the relevant rules, the relationship between CAP and the individual performance measures shown.

Compensation Actually Paid versus Total Shareholder Return
Total Shareholder Return
$150
$100
$50
$0
$100M
$0M
$(100)M
06/09/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
Gardner
Khalaf
S&P Information Technology Index
Average CAP to Non-PEO NEOs
Marqeta, Inc.

Compensation Actually Paid versus Net Income

$160M
$80M
$0M
$(80)M
$(160)M
Compensation Actually Paid
$(160)M
$(180)M
$(200)M
$(220)M
$(240)M
Net Income
12/31/21
12/31/22
12/31/23
Gardner
Khalaf
Average CAP to Non-PEO NEOs
MQ Net Income

56

Compensation Actually Paid versus Gross Profit
$160M
$80M
$0M
$(80)M
$(160)M
Compensation Actually Paid
$360M
$300M
$240M
$180M
$120M
Gross Profit
12/31/21
12/31/22
12/31/23
Gardner
Khalaf
Average CAP to Non-PEO NEOs
MQ Gross Profit

Pay versus Performance Conclusions
Our compensation committee strongly believes in pay for performance and has structured Marqeta’s compensation programs to reward leaders when the Company is delivering strong results. In fiscal year 2023, gross profit, our Company Selected Measure, grew modestly, while net income declined. Marqeta’s TSR underperformed versus the Peer Group during the year. However, Compensation Actually Paid to Mr. Khalaf and to our non-PEO NEOs was higher than the amounts reported in the Summary Compensation Table for fiscal year 2023 due to the transitions among our executive team and the investments we made in key talent.
57    2024 PROXY STATEMENT

PAY RATIO DISCLOSURE
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Simon Khalaf, our Chief Executive Officer as of December 31, 2023, to the annual total compensation of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For fiscal year 2023:

Median Employee	The annual total compensation of our median compensated employees (other than our CEO) was $204,525.
Chief Executive Officer	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $16,294,313.
Pay Ratio	The annual total compensation of our CEO was approximately 79.7 times the annual total compensation of our median employee (other than our CEO).
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies, including companies in our peer group, may not be comparable to the pay ratio reported above. Further, other companies may have different employment and compensation practices, different geographic breadth, and may have more or less employees at comparable skill and pay levels. This information is being provided for compliance purposes. Neither our compensation committee nor management used the pay ratio measure in making compensation decisions.
Methodology
To identify the median employee from our employee population and determine annual compensation of such employee and the CEO, we used the following methodology:
1.We determined that, as of December 31, 2023, our employee population consisted of 771 individuals working at our parent company and consolidated subsidiaries with approximately 725 of these individuals located in the U.S., 10 in Canada, and 36 in the U.K. This population consisted of our full-time and part-time employees (other than the CEO). As noted below, it did not include independent contractors. We did not retain or engage any temporary workers or similar workers as of December 31, 2023.
2.Under the de minimis exemption, we excluded the 36 employees based in the UK as they make up less than 5% of our employee population.
3.To identify the median employee from our employee population, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023 for US-based employees and as reported on T4 Statement of Remuneration for Canadian employees. Canadian wages were converted to US Dollars using the exchange rate on December 31, 2023. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on Dec. 31, 2023, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees who did work for us the entire year
4.Once we identified our median employee, we combined all of the elements of such employee’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
5.With respect to the annual total compensation of the CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement.

58

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	74,847,710	$16.09	85,920,840
Equity plans not approved by stockholders	—	—	—
(1)Consists of shares that may be issued in connection with (i) outstanding options and (ii) RSUs. Excludes purchase rights currently accruing under the 2021 Employee Stock Purchase Plan (“2021 ESPP”).
(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock subject to outstanding RSUs, which have no exercise price.
(3)Consists of 70,722,895 shares of our Class A common stock reserved for issuance under our 2021 Plan and 15,197,945 shares of our Class A common stock reserved for issuance under our 2021 ESPP. Our 2021 Plan provides that on January 1 of every year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by five percent (5%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Administrator (as defined in the 2021 Plan). Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by the lesser of (i) 12,000,000 shares of Class A common stock, (ii) 1 percent (1%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Class A common stock as determined by the Administrator (as defined in the 2021 ESPP). On January 1, 2023, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our ESPP increased by 26,017,148 and 5,203,429 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
59    2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 22, 2024 (the “Beneficial Ownership Date”) for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 463,851,744 shares of our Class A common stock and 54,229,499 shares of our Class B common stock outstanding as of April 22, 2024. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 2024, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of April 22, 2024, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Marqeta, Inc., 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

60

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers, Directors, and Director Nominees:
Jason Gardner(1)	—	—	51,511,083	90.90%	49.98%
Simon Khalaf(2)	2,011,621	*	—	—	*
Mike Milotich(3)	1,465,320	*	—	—	*
Randy Kern(4)	497,585	*	2,000,000	3.56%	2.0%
Todd Pollak(5)	852,310	*	—	—	*
Crystal Sumner(6)	378,976	*	—	—	*
Najuma Atkinson(7)	1,048	*	—	—	*
Alpesh Chokshi	—	—	—	—	—
Martha Cummings(8)	19,000	*	581,000	1.06%	*
Arnon Dinur(9)	688,673	*	—	—	*
Gerri Elliott(10)	21,371	*	600,000	1.09%	*
Jud Linville(11)	100,021	*	600,000	1.09%	*
Kiran Prasad(12)	15,903	*	—	—	*
Helen Riley(13)	21,371	*	600,000	1.09%	*
Godfrey Sullivan(14)	221,371	*	600,000	1.09%	*
All directors and executive officers as a group (14 individuals)(15)	6,294,570	1.34%	56,492,083	91.63%	52.67%
Other 5% Stockholders:
Entities associated with BlackRock, Inc.(16)	35,525,393	7.7%	—	—	3.5%
Entities associated with FMR LLC(17)	29,962,564	6.5%	—	—	3.0%
Entities associated with Granite Ventures(18)	41,827,878	9.02%	—	—	4.16%
Entities associated with The Vanguard Group(19)	46,509,035	10.0%	—	—	4.6%
* Less than one percent
(1)Consists of (i) 1,255,730 shares of Class B common stock held of record by Mr. Gardner, (ii) 1,255,730 shares of Class B common stock held of record by Mr. Gardner’s spouse, (iii) 37,135,479 shares of Class B common stock held of record by Mr. Gardner and his spouse as trustees of The Gardner 2008 Living Trust dated March 22, 2008, (iv) 712,807 shares of Class B common stock held of record by the Jason Gardner Annuity Trust, (v) 712,807 shares of Class B common stock held of record by the Mr. Gardner’s spouse’s annuity trust, (vi) 8,000,000 shares of Class B common stock held of record by trusts for the benefit of Mr. Gardner’s children and of which the trustee is an independent institution, and (vii) 2,438,530 shares of Class B common stock subject to outstanding options exercisable within 60 days of the Beneficial Ownership Date. Does not include 19,788,190 shares of Class A common stock underlying the Executive Chairman Long-Term Performance Award.
(2)Consists of (i) 404,998 shares of Class A common stock, (ii) 1,364,267 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date and (iii) 242,356 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date. Does not include 521,285 shares of Class A common stock underlying PSUs that vest over a period of time following achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(3)Consists of (i) 309,288 shares of Class A common stock, (ii) 1,078,201 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (iii) 77,831 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date. Does not include 255,903 shares of Class A common stock underlying PSUs that vest over a period of time following achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(4)Consists of (i) 31,157 shares of Class A common stock, (ii) 417,985 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 48,443 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, and (iv) 2,000,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date. Does not include 199,036 shares of Class A common stock underlying PSUs that vest over a period of time following achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(5)Consists of (i) 188,826 shares of Class A common stock, (ii) 565,030 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (iii) 98,454 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date. Does not include 165,863 shares of Class A common stock underlying PSUs that vest over a period of time following
61    2024 PROXY STATEMENT

achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(6)Consists of (i) 66,175 shares of Class A common stock, (ii) 285,483 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (iii) 27,318 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date. Does not include 189,558 shares of Class A common stock underlying PSUs that vest over a period of time following achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(7)Consists of 1,048 shares of Class A common stock.
(8)Consists of (i) 19,000 shares of Class A common stock and (ii) 581,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(9)Consists of 688,673 shares of Class A common stock.
(10)Consists of (i) 21,371 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(11)Consists of (i) 100,021 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(12)Consists of 15,903 shares of Class A common stock.
(13)Consists of (i) 21,371 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(14)Consists of (i) 221,371 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(15)Consists of (i) 2,089,202 shares of Class A common stock beneficially owned by our current directors and named executive officers (ii) 3,710,966 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 494,402 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, (iv) 49,072,553 shares of Class B common stock beneficially owned by our current directors and named executive officers, and (v) 7,419,530 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date. Does not include 1,331,645 shares of Class A common stock underlying PSUs held by our named executive officers that vest over a period of time following achievement of certain profit and EBITDA targets as set forth in the PSU agreement, subject to continued service as of each vesting date.
(16)Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024. Consists of 35,525,393 shares of Class A common stock beneficially owned by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(17)Based on information set forth in a Schedule 13G filed by FMR LLC on February 8, 2024. Consists of 29,962,564 shares of Class A common stock held by FMR LLC. The address for these entities is 245 Summer Street, Boston, Massachusetts 02210.
(18)Based on information set forth in a Schedule 13G/A filed by Granite on January 11, 2024. Consists of 41,827,878 shares of Class A common stock held by Granite Ventures II, L.P. (“GV II”). Granite Management II, LLC is the general partner of the GV II. The address for these entities is 300 Montgomery Street, Suite 421, San Francisco, California 94104.
(19)Based on information set forth in a Schedule 13G/A filed by The Vanguard Group on March 11, 2024. Consists of 46,509,035 shares of Class A common stock beneficially owned by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

62

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement that provides, among other things, entities affiliated with 83North and certain holders of more than 5% of our outstanding capital stock with registration rights.
Other Transactions
We have granted Options and RSUs to our executive officers and certain of our directors.
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.
We engaged the law firm of Keker, Van Nest & Peters LLP (“Keker”) to provide legal services to us, and we may do so again in the future. Nicholas Goldberg, a partner at Keker, is the spouse of Crystal Sumner, one of our executive officers, though he is not directly involved in providing legal services to the Company. The fees for legal services are based on the hourly rates of the individuals performing the legal services. For the year ended December 31, 2023, we paid Keker an aggregate amount of $810,102 for legal services rendered to the Company.
Other than as described above in this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also provide discretion to indemnify our employees and other agents. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.
Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy) must be reviewed and approved or ratified by the audit committee.
When determining whether to approve or ratify a related person transaction, the audit committee will review all relevant material information available to it regarding the related person transaction, including, among other things:
•the nature and extent of the related person’s interest in the transaction;
•the material terms and conditions of the transaction;
•the business purpose of, and the potential benefits to us of, the transaction; and
63    2024 PROXY STATEMENT

•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to the audit committee’s decision, in its business judgment, in light of the circumstances of the particular transaction.
Any member of the audit committee or the board of directors who has an interest in a potential related person transaction will recuse himself or herself from any discussion or vote of such related person transaction, except that such director shall provide all material information concerning the transaction to the audit committee.

64

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of copies of reports filed with the SEC that we have received and of written representations by officers and directors, we believe that during fiscal year 2023, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that the Company inadvertently failed to timely file a Form 4 on behalf of Mr. Pollak to report the vesting of RSUs, which Form 4 was filed on December 18, 2023.
2023 Annual Report and SEC Filings
Our financial statements for fiscal year 2023 are included in our 2023 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2023 Annual Report and this Proxy Statement are posted on our website at www.investors.marqeta.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report without charge by sending a written request to Marqeta, Inc., Attention: Investor Relations, 180 Grand Avenue, 6th Floor, Oakland, CA 94612.
65    2024 PROXY STATEMENT

PROPOSALS OF STOCKHOLDERS FOR 2025 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 26, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored annual meeting materials. Stockholder proposals should be addressed to:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, CA 94612
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our annual meeting materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than December 26, 2024; and
•not later than January 25, 2025.
In the event that we hold our 2025 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2024 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2025 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
*    *    *
Our board of directors knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Oakland, California
April 25, 2024

66

ANNEX I - KEY OPERATING METRIC AND NON-GAAP FINANCIAL MEASURES
We review a number of operating and financial metrics, including the key operating metric set forth below, to help us evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies. In addition to the results determined in accordance with GAAP, the following table sets forth a key operating metric and non-GAAP financial measures that we consider useful in evaluating our operating performance.

	Year Ended December 31,
	2023	2022
Total Processing Volume (TPV) (in millions)	$222,264	$166,260

Net revenue (in thousands)	$676,171	$748,206
Gross profit (in thousands)	$329,514	$320,001
Gross margin	49%	43%
Net loss (in thousands)	$(222,962)	$(184,780)
Net loss margin	(33)%	(25)%
Total operating expenses (in thousands)	$612,529	$529,809

Non-GAAP Measures:
Adjusted EBITDA (in thousands)	$(2,290)	$(41,796)
Adjusted EBITDA margin	(0.3)%	(6)%
Non-GAAP operating expenses (in thousands)	$331,804	$361,797
Total Processing Volume (“TPV”) - TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key operating metric and a principal indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
Adjusted EBITDA - Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures and a reconciliation of net loss to Adjusted EBITDA.
Adjusted EBITDA Margin - Adjusted EBITDA Margin is a non-GAAP financial measure that is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures and a reconciliation of net loss to Adjusted EBITDA Margin.
Non-GAAP operating expenses - Non-GAAP operating expenses is a non-GAAP financial measure that is calculated as total operating expenses adjusted to exclude depreciation and amortization;
67    2024 PROXY STATEMENT

share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition related expenses which consists of due diligence costs, transaction cost and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures and a reconciliation of total operation expenses to non-GAAP operating expenses.
Use of Non-GAAP Financial Measures
Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation. These non-GAAP measures should not be viewed as a substitute for, or superior to, measures prepared in accordance with GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses similar to the adjustments in the presentation of our non-GAAP measures set forth above. There are a number of limitations related to the use of these non-GAAP measures versus their most directly comparable GAAP measures, including the following:
•other companies, including companies in our industry, may calculate adjusted EBITDA and non-GAAP operating expenses differently than how we calculate this measure or not at all; this reduces its usefulness as a comparative measure;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures; and
•adjusted EBITDA does not reflect the effect of income taxes that may represent a reduction in cash available to us.
We encourage investors to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

68

	Year Ended December 31,
	2023	2022
(dollars in thousands)
Net revenue	$676,171	$748,206
Net loss	$(222,962)	$(184,780)
Net loss margin	(33)%	(25)%
Total operating expenses	$612,529	$529,809

Net loss	$(222,962)	$(184,780)
Depreciation and amortization expense	10,741	3,853
Share-based compensation expense	183,630	160,743
Payroll tax expense related to share-based compensation	2,211	1,977
Acquisition-related expenses (1)	75,473	1,439
Restructuring	8,670	—
Other (income) expense, net	(52,440)	(24,926)
Income tax benefit	(7,613)	(102)
Adjusted EBITDA	$(2,290)	$(41,796)
Adjusted EBITDA Margin	(0.3)%	(6)%

Total operating expenses	$612,529	$529,809
Depreciation and amortization expense	(10,741)	(3,853)
Share-based compensation expense	(183,630)	(160,743)
Payroll tax expense related to share-based compensation	(2,211)	(1,977)
Restructuring	(8,670)	—
Acquisition-related expenses (1)	(75,473)	(1,439)
Non-GAAP operating expenses	$331,804	$361,797
A reconciliation of net loss to adjusted EBITDA and GAAP operating expenses to non-GAAP operating expenses for the periods presented is as follows:

69    2024 PROXY STATEMENT

	Year Ended December 31,
	2023	2022	2021
(dollars in thousands)
Net revenue	$676,171	$748,206	$517,175
Net loss	$(222,962)	$(184,780)	$(163,929)
Net loss margin	(33)%	(25)%	(32)%
Total operating expenses	$612,529	$529,809	$393,711

Net loss	$(222,962)	$(184,780)	$(163,929)
Depreciation and amortization expense	10,741	3,853	3,534
Share-based compensation expense	183,630	160,743	142,660
Payroll tax expense related to share-based compensation	2,211	1,977	1,956
Acquisition-related expenses (1)	75,473	1,439	1,089
Restructuring	8,670	—	—
Other (income) expense, net	(52,440)	(24,926)	2,563
Income tax benefit	(7,613)	(102)	(640)
Adjusted EBITDA	$(2,290)	$(41,796)	$(12,767)
Adjusted EBITDA Margin	(0.3)%	(6)%	(2)%

Total operating expenses	$612,529	$529,809	$393,711
Depreciation and amortization expense	(10,741)	(3,853)	(3,534)
Share-based compensation expense	(183,630)	(160,743)	(142,660)
Payroll tax expense related to share-based compensation	(2,211)	(1,977)	(1,956)
Restructuring	(8,670)	—	—
Acquisition-related expenses (1)	(75,473)	(1,439)	(1,089)
Non-GAAP operating expenses	$331,804	$361,797	$244,472

_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs, and cash and non-cash postcombination compensation expense, have been excluded from adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.

70

MARQETA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MQ2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48636-P12051 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARQETA, INC.

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. To elect the three Class III nominees for director named in the accompanying proxy statement to hold office until the annual meeting of stockholders in 2027 and until their successors have been duly elected and qualified or until such director's earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alpesh Chokshi
02) Srikiran Prasad
03) Godfrey Sullivan

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.

	For	Against	Abstain
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V48637-P12051

MARQETA, INC.
Annual Meeting of Stockholders
June 13, 2024, at 11:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael Milotich and Crystal Sumner, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARQETA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Eastern Time on Thursday, June 13, 2024, at www.virtualshareholdermeeting.com/MQ2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side